Exhibit 2.1

THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this circular, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

If you are in any doubt as to any aspect of this circular, you should consult your licensed securities dealer, bank manager, solicitor, professional accountant or other professional adviser.

CHINA MOBILE LIMITED 中 國 移 動 有 限 公 司 (Incorporated in Hong Kong with limited liability under the Companies Ordinance) (Stock Code: 941)

BUY-BACK MANDATE

RE-ELECTION OF DIRECTORS

PROPOSED CHANGE OF AUDITORS

PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

AND

NOTICE OF THE ANNUAL GENERAL MEETING

The annual general meeting will be held on Thursday, 29 April 2021 at 9:30 a.m. in the Grand Ballroom, Grand Hyatt Hong Kong, 1 Harbour Road, Wanchai, Hong Kong. A notice of the annual general meeting is set out on pages AGM-1 to AGM-6 of this circular. The form of proxy for use at the annual general meeting has been despatched to the Shareholders together with this circular and also published on the websites of the Stock Exchange and the Company. Whether or not you intend to attend the annual general meeting, you are requested to complete and return the form of proxy in accordance with the instructions printed thereon. The form of proxy should be deposited at the Company’s registered office at 60/F, The Center, 99 Queen’s Road Central, Hong Kong as soon as possible and in any event not less than 24 hours before the time appointed for the annual general meeting or any adjournment thereof. Completion and return of the form of proxy will not preclude you from attending and voting in person at the annual general meeting or at any adjournment thereof should you so wish.

26 March 2021

LETTER FROM THE BOARD

CHINA MOBILE LIMITED 中 國 移 動 有 限 公 司 (Incorporated in Hong Kong with limited liability under the Companies Ordinance) (Stock Code: 941)

Executive Directors:

YANG Jie (Chairman)

DONG Xin (Chief Executive Officer)

WANG Yuhang

LI Ronghua (Chief Financial Officer)

Independent Non-executive Directors:

Moses CHENG Mo Chi

Paul CHOW Man Yiu

Stephen YIU Kin Wah

YANG Qiang

Registered Office: 60th Floor The Center 99 Queen’s Road Central Hong Kong
26 March 2021

To the Shareholders

Dear Sir or Madam,

1.BUY-BACK MANDATE

This section of this circular is the explanatory statement required to be sent to shareholders under the Rules Governing the Listing of Securities (the “Listing Rules”) on The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) in connection with the proposed ordinary resolution set out in item 6 of the notice of the annual general meeting dated 26 March 2021 (the “AGM Notice”) for the approval of the renewal of the general mandate for buy-back of shares. This circular also constitutes the memorandum required under section 239 of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong). Reference in this circular to “Shares” means share(s) of all classes in the capital of China Mobile Limited (the “Company”, together with its subsidiaries, the “Group”).

Exercise of the Buy-back Mandate

Whilst the board of directors of the Company (the “Board”) does not presently intend to buy back any Shares immediately, it believes that the flexibility afforded by the mandate granted to it if the ordinary resolution set out in item 6 of the AGM Notice (the “Buy-back Mandate”) is passed would be beneficial to the Company and its shareholders as a whole.

It is proposed that up to 10 per cent. of the number of issued Shares on the date of the passing of the resolution to approve the Buy-back Mandate may be bought back. As at 19 March 2021, the latest practicable date for determining such figures, 20,475,482,897 Shares were issued. On the basis of such figures, the Board would be authorised to buy back up to 2,047,548,289 Shares during the period up to the date of the next annual general meeting in 2022, or the expiration of the period within which the next annual general meeting of the Company is required by law to be held, or the revocation or variation of the Buy-back Mandate by an ordinary resolution of the shareholders at a general meeting of the Company, whichever of these three events occurs first.

LETTER FROM THE BOARD

Reasons for Buy-backs

Buy-backs of Shares will only be made when the Board believes that such a buy-back will benefit the Company and its shareholders. Such buy-backs may, depending on the market conditions and funding arrangements at the time, lead to an enhancement of the net value of the Company and its assets and/or its earnings per Share.

Funding of Buy-backs

Buy-backs pursuant to the Buy-back Mandate would be financed entirely from the Company’s available cash flow or working capital facilities. Any buy-backs will be made out of funds of the Company legally permitted to be utilised in this connection in accordance with its articles of association and the laws of Hong Kong, including distributable profits. Under the Companies Ordinance, a company’s distributable profits, in relation to the making of a payment by the company, are those profits out of which the company could lawfully make a distribution equal in value to the payment.

There might be a material adverse impact on the working capital or gearing position of the Company (as compared with the position disclosed in its most recent published audited accounts for the year ended 31 December 2020 dated 25 March 2021) in the event that the Buy-back Mandate is exercised in full. However, the Board does not propose to exercise the Buy-back Mandate to such an extent as would, in the circumstances, have a material adverse effect on the working capital requirements of the Company or the gearing levels which in the opinion of the Board are from time to time appropriate for the Company.

Disclosure of Interests

None of the directors of the Company, and to the best of their knowledge, having made all reasonable enquiries, none of their associates, have any present intention, if the Buy-back Mandate is approved by the shareholders of the Company, to sell any Shares to the Company or its subsidiaries.

No core connected persons (as defined in the Listing Rules) have notified the Company that they have a present intention to sell Shares to the Company, nor have they undertaken not to do so, if the Buy-back Mandate is approved by the shareholders of the Company.

Directors’ Undertaking

The Board has undertaken to the Stock Exchange that, so far as the same may be applicable, it will exercise the Buy-back Mandate in accordance with the Listing Rules and the applicable laws of Hong Kong.

Share Buy-backs Made by the Company

No buy-backs of Shares have been made by the Company during the last six months (whether on the Stock Exchange or otherwise).

Takeovers Code Consequences

If as a result of a buy-back of Shares by the Company, a shareholder’s proportionate interest in the voting rights of the Company increases, such increase will be treated as an acquisition for the purpose of the Hong Kong Code on Takeovers and Mergers (the “Takeovers Code”). As a result, a shareholder, or group of shareholders acting in concert, depending on the level of increase of its or their shareholding, could obtain or consolidate control of the Company and become obliged to make a mandatory offer in accordance with Rule 26 of the Takeovers Code. The Board is aware of the consequences arising under the Takeovers Code of any buy-back.

As at 19 March 2021 (being the latest practicable date prior to the printing of this circular), the immediate controlling shareholder of the Company, China Mobile Hong Kong (BVI) Limited

LETTER FROM THE BOARD

(“CMHKBVI”), was recorded in the registers required to be kept by the Company under section 336 of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) as having an interest in 14,890,116,842 Shares, representing approximately 72.72 per cent. of the number of issued shares of the Company as at that date. In the event that the Buy-back Mandate is exercised in full and assuming that there is no change in the number of Shares held by CMHKBVI, the shareholding of CMHKBVI in the Company will be increased to approximately 80.80 per cent. of the reduced number of issued shares of the Company immediately after the exercise in full of the Buy-back Mandate. The Board is not aware of any consequences in relation to CMHKBVI which would arise under the Takeovers Code as a result of such share buy-back by the Company. In addition, in exercising the Buy-back Mandate (whether in full or otherwise), the Board will ensure that the Company shall comply with the requirements of the Listing Rules, including the minimum percentage of Shares being held in public hands.

Market Prices

The highest and lowest prices at which the Shares have traded on the Stock Exchange during each of the previous 12 months before the latest practicable date prior to the printing of this circular were:

	Traded Market Price
	Highest	Lowest
	HK$	HK$
2020
March	62.80	45.20
April	63.75	55.90
May	60.95	53.20
June	57.15	51.60
July	58.30	51.90
August	60.40	52.90
September	54.95	48.80
October	52.45	46.90
November	53.95	46.20
December	47.50	43.70
2021
January	51.50	39.00
February	57.80	46.20
March (up to and including 19 March 2021)	59.20	52.00

Extension of Share Issue Mandate

An ordinary resolution as set out in item 8 of the AGM Notice will also be proposed at the annual general meeting authorising the Board to increase the maximum number of new Shares which may be issued under the general mandate for the issuance and allotment of Shares by adding to it the number of any Shares bought back pursuant to the Buy-back Mandate.

2.RE-ELECTION OF DIRECTORS

Pursuant to Article 99 of the Company’s articles of association, Mr. LI Ronghua will hold office until the forthcoming annual general meeting of the Company and will then be eligible for re-election. Besides, pursuant to Article 95 of the Company’s articles of association, Mr. YANG Jie, Mr. DONG Xin and Dr. YANG Qiang will retire by rotation at the forthcoming annual general meeting of the Company and, being eligible, offer themselves for re-election.

The biographies of the directors proposed for re-election at the forthcoming annual general meeting (“Directors for Re-election”) are set out in Appendix I to this circular. Except as disclosed in such biographies, the Directors for Re-election have not held any other directorships in any listed public companies in the last three years.

LETTER FROM THE BOARD

Further, except as noted in the biographies, none of the Directors for Re-election is connected with any directors, senior management or substantial or controlling shareholders of the Company. None of the Directors for Re-election has any interests in the shares of the Company within the meaning of Part XV of the SFO.

The service contracts of all the Directors for Re-election do not provide for a specified length of service and each of the Directors for Re-election will be subject to retirement by rotation and re-election at annual general meetings of the Company every three years. Each of the Directors for Re-election is entitled to an annual director’s fee of HK$180,000 as proposed by the Board and approved by the shareholders of the Company. Director’s fees are payable on a time pro-rata basis for any non-full year’s service. Mr. YANG Jie, Mr. DONG Xin, Mr. LI Ronghua and Dr. YANG Qiang have voluntarily waived their annual director’s fees. The remuneration of the Directors for Re-election has been determined with reference to the individual’s duties, responsibilities and experience, and to prevailing market conditions.

None of the Directors for Re-election has an unexpired service contract which is not determinable by the Company or any of its subsidiaries within one year without payment of compensation, other than under normal statutory obligations.

Save as disclosed above, there are no other matters relating to the re-election of the Directors for Re- election that need to be brought to the attention of the shareholders of the Company nor is there any information to be disclosed pursuant to any of the requirements of Rule 13.51(2) of the Listing Rules.

Dr. YANG Qiang was appointed as an independent non-executive director of the Company in May 2018 as proposed by the Nomination Committee of the Company and after review and approval by the Board. With his expertise in artificial intelligence and scientific research that is unique in the Board, he can contribute to the Board diversity of the Company and is a highly valued and respected member of the Board. Each year, he provided the Company with a confirmation of his independence, and the Board is of the view that he is independent. The Board believes that he will make a significant contribution to the Company with his extensive research experience and valuable expertise in the application of artificial intelligence, data mining, machine learning and big data. Accordingly, the Board is of the view that the re-election of Dr. YANG Qiang as an independent non-executive director of the Company is in the interests of the Company and its shareholders as a whole.

3.PROPOSED CHANGE OF AUDITORS

China Mobile Communications Group Co., Ltd., the ultimate controlling shareholder of the Company, is a central state-owned enterprise regulated by the State-owned Assets Supervision and Administration Commission of the State Council of the People’s Republic of China (“SASAC”). Under the relevant requirements of the Ministry of Finance of the People’s Republic of China and SASAC, there are certain limits to the number of years for which an accounting firm may continuously undertake financial auditing work in respect of a central state-owned enterprise and its subsidiaries. Due to the relevant requirements, PricewaterhouseCoopers and PricewaterhouseCoopers Zhong Tian LLP (collectively, “PwC”), whose term of service will expire soon, are required to retire as the auditors of the Group with effect from the conclusion of the forthcoming annual general meeting of the Company and will not be re-appointed.

As recommended by the Audit Committee of the Company (the “Audit Committee”), the Board has resolved to propose to appoint KPMG and KPMG Huazhen LLP as the auditors of the Group for the year ending 31 December 2021 for Hong Kong financial reporting and U.S. financial reporting purposes, respectively.

PwC have confirmed in writing that there are no other matters or circumstances that need to be brought to the attention of the shareholders of the Company in connection with the above change. The Board confirms that there are no other matters or circumstances that need to be brought to the attention of the shareholders of the Company in connection with the above change. The Board and the Audit Committee also confirm that there are no disagreements or unresolved matters between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

LETTER FROM THE BOARD

The proposed appointment of auditors of the Group is subject to approval by the shareholders of the Company by way of an ordinary resolution at the annual general meeting. In this regard, an ordinary resolution as set out in item 5 of the AGM Notice will be proposed at the annual general meeting.

The Board takes this opportunity to express its sincere gratitude to PwC for the professional and high-quality services they have rendered to the Group in the past years.

4.PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

The Board has resolved to put forward to shareholders for approval a special resolution to amend the existing articles of association of the Company (the “Existing Articles of Association”) by adopting a new set of articles of association of the Company (the “New Articles of Association”) in substitution for and to the exclusion to the Existing Articles of Association in order to, among other things, modernize and improve certain provisions mainly in relation to the conducting of general meetings:

(a)

on the basis of section 584 of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) and Article 58 of the Existing Articles of Association which permit a general meeting to be held at two or more places with the assistance of technology, to expressly provide that a general meeting may be held in one of the following forms as may be determined by the Directors in their absolute discretion:

(i)	a physical meeting, which means a general meeting held and conducted by physical attendance and participation by members and/or proxies at one or more meeting location(s);
(ii)

a hybrid meeting, which means a general meeting held and conducted by (1) physical attendance and participation by members and/or proxies at one or more meeting location(s) and (2) virtual attendance and participation by members and/or proxies by means of electronic facilities; or

(iii)	an electronic meeting, which means a general meeting held and conducted wholly and exclusively by virtual attendance and participation by members and/or proxies by means of electronic facilities;
(b)

to expressly provide that members attending and participating in a general meeting in person or by proxy, whether physically at a meeting location or virtually by means of electronic facilities, are deemed to be present at and shall be counted towards the quorum of and are entitled to vote at the meeting;

(c)

to expressly provide that the Chairman of a general meeting (be it a physical meeting, a hybrid meeting or an electronic meeting) may attend, preside at, and conduct proceedings of, such meeting at any meeting location or by means of electronic facilities;

(d)

to expressly empower the Chairman of the general meeting (or in default, the Board) to, whether before or after the meeting has started, adjourn the meeting at his/its absolute discretion under certain circumstances, such as electronic facilities for use at the meeting having become inadequate, it having become impossible or impracticable to give attendees a reasonable opportunity to participate in the meeting, or it having become impossible or impracticable to secure the proper and orderly conduct of the meeting;

(e)

to expressly permit the Company to designate an electronic address for the receipt of any document or information relating to proxies for a general meeting (including any instrument of proxy or invitation to appoint a proxy, any document necessary to show the validity of, or otherwise relating to, an appointment of proxy and notice of termination of the authority of a proxy);

LETTER FROM THE BOARD

(f)to expressly permit a notice or document (including, without limitation, a resolution in writing or minutes) to be recorded or stored in an electronic form or medium without physical substance and to be signed or executed by electronic signature or electronic communication;

(g)to expressly provide for more physical and electronic channels for the giving or issue of any notice, document or communication by or on behalf of the Company (including any “corporate communication” within the meaning ascribed thereto in the Listing Rules); and

(h)to make housekeeping changes to certain expressions in relation to (1) the Chairman of a general meeting, (2) the Chairman of a meeting of the Directors and (3) the Chairman of the Board, so as to avoid any potential ambiguity.

The proposed adoption of the New Articles of Association is subject to approval by the shareholders of the Company by way of a special resolution at the forthcoming annual general meeting. In this regard, a special resolution as set out in item 9 of the AGM Notice will be proposed at the annual general meeting.

The full text of the New Articles of Association shown as a comparison against the Existing Articles of Association is set out in Appendix II to this circular.

Yours faithfully
Wong Wai Lan, Grace
Company Secretary

APPENDIX I	BIOGRAPHIES OF DIRECTORS FOR RE-ELECTION

BIOGRAPHIES OF THE DIRECTORS PROPOSED FOR RE-ELECTION AT THE FORTHCOMING ANNUAL GENERAL MEETING

EXECUTIVE DIRECTORS

MR. YANG JIE

Aged 58, Executive Director and Chairman of the Company, joined the Board of Directors of the Company in March 2019, in charge of the overall management of the Company. He is currently the Chairman of China Mobile Communications Group Co., Ltd. (“CMCC”) and a Director and the Chairman of China Mobile Communication Co., Ltd. (“CMC”). Mr. Yang formerly served as deputy director general of Shanxi Posts and Telecommunications Administration, general manager of Shanxi Telecommunications Corporation, vice president of China Telecom Beijing Research Institute, general manager of Business Department of the Northern Telecom of China Telecommunications Corporation, vice president, president and chairman of China Telecommunications Corporation, and president and chief operating officer, and chairman and chief executive officer of China Telecom Corporation Limited. Mr. Yang graduated from the Beijing University of Posts and Telecommunications majoring in radio engineering in 1984 and obtained a doctorate degree in business administration from the ESC Rennes School of Business, France in 2008. Mr. Yang is a professor-level senior engineer with long-term involvement in the operation and management of basic telecommunications enterprises as well as extensive experience in management and telecommunications industry.

MR. DONG XIN

Aged 54, Executive Director and Chief Executive Officer of the Company, joined the Board of Directors of the Company in March 2017, in charge of the operation of the Company. He is also a Director and President of CMCC and CMC. During the period between May 2018 and August 2020, Mr. Dong served as a Non-Executive Director of China Tower Corporation Limited (listed in Hong Kong). Mr. Dong formerly served as a deputy director of Corporate Finance Division of Finance Department of the former Ministry of Posts and Telecommunications, a director of Economic Adjustment Division of the Department of Economic Adjustment and Communication Clearing of the former Ministry of Information Industry of China, director general of the Finance Department and Planning and Construction Department of CMCC, chairman and president of Hainan Mobile, Henan Mobile and Beijing Mobile, Vice President and Chief Accountant of CMCC, and Vice President and CFO of the Company. Mr. Dong received a Bachelor’s degree from Beijing University of Posts and Telecommunications in 1989, a Master’s degree in financial and accounting management from Australian National University, and a Doctoral degree in business administration jointly issued by Shanghai Jiao Tong University and ESC Rennes School of Business, France. Mr. Dong is a senior engineer and senior accountant with many years of operational and financial management experience in the telecommunications industry.

MR. LI RONGHUA

Aged 55, Executive Director and Chief Financial Officer of the Company, joined the Board of Directors of the Company in October 2020, principally in charge of finance, internal audit and investor relations of the Company. Currently he is also the Chief Accountant of CMCC, and a director and Vice President of CMC. Mr. Li formerly served as Vice Manager and Manager of Finance and Assets Department of State Grid Corporation of China, Deputy General Accountant and Manager of Finance and Assets Department of State Grid Corporation of China, Deputy General Accountant of State Grid Corporation of China, Deputy General Accountant of State Grid Corporation of China and concurrently Director and Chairman of State Grid Overseas Investment Limited (Hong Kong), and Deputy General Accountant of State Grid Corporation of China and concurrently Chairman of State Grid Yingda International Holdings Group Ltd. During the period between December 2019 and September 2020, Mr. Li had served as the Head of the preparatory team, and Director and Chairman of State Grid Yingda Co., Ltd. (listed in Shanghai). Mr. Li received a Bachelor’s degree in Accounting from Zhongnan University of Economics in 1998, and an Executive Master of Business Administration degree from Wuhan University in 2004.

APPENDIX I	BIOGRAPHIES OF DIRECTORS FOR RE-ELECTION

INDEPENDENT NON-EXECUTIVE DIRECTOR

DR. YANG QIANG

Aged 59, Independent Non-Executive Director of the Company, joined the Board of Directors of the Company in May 2018. Dr. Yang is currently the Chief AI Officer of WeBank Co., Ltd., the Chair Professor and the former Head of the Department of Computer Science and Engineering of the Hong Kong University of Science and Technology (HKUST), as well as the Co-founder of Shenzhen Qianhai 4Paradigm Data Technology Co., Ltd. Dr. Yang had served as, among other posts, an Assistant Professor and a Tenured Associate Professor at the Department of Computer Science of the University of Waterloo in Canada from September 1989 to August 1995, a Tenured Associate Professor, an Industrial Research Chair and a Full Professor at the School of Computing Science of Simon Fraser University in Canada from August 1995 to August 2001, and an Associate Professor, a Full Professor and an Associate Head of the Department of Computer Science and Engineering of HKUST from August 2001 to June 2012. From 2012 to November 2014, Dr. Yang was also the Founding Head of Huawei’s Noah’s Ark Research Lab. He was the President of International Joint Conference on Artificial Intelligence (IJCAI) from 2017 to 2019 and an executive committee member of the Association for the Advancement of Artificial Intelligence (AAAI) from 2016 to 2019. He was the AAAI Conference Chair in 2021. Dr. Yang is a Fellow of several international professional societies, including AAAI, Association of the Computing Machinery (ACM), Institute of Electrical and Electronic Engineering (IEEE), etc. Dr. Yang received a bachelor’s degree in astrophysics from Peking University in 1982, master’s degrees in astrophysics and computer science from the University of Maryland, College Park in the United States in 1985 and 1987 respectively, and a doctor’s degree in computer science from the University of Maryland, College Park in 1989.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

THE COMPANIES ORDINANCE (CHAPTER 622)

Company Limited by Shares

ARTICLES OF ASSOCIATION

(adopted by Special Resolution passed on ~~8 October 1997~~29 April 2021)

OF

CHINA MOBILE LIMITED

中 國 移 動 有 限 公 司

~~(Formerly CHINA MOBILE (HONG KONG) LIMITED)~~

~~(前稱中國移動（香港）有限公司)~~

~~(Inclusive of alterations up to 22 May 2014)~~

PRELIMINARY

1.	The regulations contained in the Model Articles in Schedule 1 to the Companies (Model Articles) Notice (Chapter 622H of the Laws of Hong Kong) shall not apply to the Company.

INTERPRETATION

2.	(a)	In these Articles save where the context otherwise requires;:-

“Associates” has the same meaning ascribed to it under the HKSE Listing Rules;

“Auditors” means the Auditors of the Company for the time being;

“Chairman” means the Chairman presiding at any meeting of members or the Board;

“Company” means the above-named Company;

“Ordinance” means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), and includes every other ordinance incorporated therewith or substituted therefor; and in the case of any such substitution the references in these Articles to the provisions of the Ordinance shall be read as references to the provisions substituted therefor in the new ordinance;

“Board” and “Directors” means the directors for the time being of the Company or the Directors present at a duly convened meeting of directors at which a quorum is present;

“call” includes any instalment of a call and, in the application of provisions of these Articles to forfeiture of shares, a sum which, by the terms of issue of a share, is payable at a fixed time in respect of moneys unpaid on the shares;

“capital” means the share capital from time to time of the Company;

“Clearing House” means a recognised clearing house under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) or any other ordinance substituted therefor;

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

“Dividend” includes distributions in specie or in kind, capital distributions and capitalisation issues;

“Dollars” and “HK$” means dollars in the lawful currency of Hong Kong;

“electronic communication” means a communication sent, transmitted, conveyed and received by wire, by radio, by optical means, by electronic means or by other electromagnetic means in any form through any medium;

“electronic facilities” includes, without limitation, website addresses, webinars, webcast, video or any form of conference call systems (telephone, video, web or otherwise);

“electronic meeting” means a general meeting held and conducted wholly and exclusively by virtual attendance and participation by members and/or proxies by means of electronic facilities;

“electronic signature” means any letters, characters, numbers or other symbols in digital form attached to or logically associated with a document, and executed or adopted for the purpose of authenticating or approving the document;

“HKSE Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“hybrid meeting” means a general meeting held and conducted by (i) physical attendance and participation by members and/or proxies at one or more Meeting Location(s) and (ii) virtual attendance and participation by members and/or proxies by means of electronic facilities;

“Meeting Location(s)” means the place(s) of a meeting and any meeting location(s) as may be determined by the Board pursuant to Article 67;

“month” means calendar month;

“Office” means the registered office of the Company for the time being;

“paid up” includes credited as paid up;

“physical meeting” means a general meeting held and conducted by physical attendance and participation by members and/or proxies at one or more Meeting Location(s);

“Principal Meeting Place” means the place of the meeting or if there is more than one Meeting Location, the principal place of the meeting;

“Register” means the register of members of the Company kept pursuant to the Ordinance and includes any branch register kept pursuant to the Ordinance;

“Seal” means the common seal of the Company or any official seal that the Company may have as permitted by the Ordinance;

“Secretary” means the person or persons appointed for the time being to perform for the Company the duties of a secretary;

“share” means a share in the capital of the Company;

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

“shareholder”, “member” and “holder” means a duly registered holder from time to time of share(s);

“Stock Exchange” means The Stock Exchange of Hong Kong Limited; and

“these Articles” means these Articles of Association in their present form or as altered from time to time~~;~~

~~“in writing” and “written” includes facsimile and telex messages and any mode of reproducing words in a legible and non-transitory form~~.

(b)	In these Articles, if not in consistent with the subject or context~~,~~:-
(i)	words importing the singular number only shall include the plural number and vice versa~~,~~;
(ii)	words importing any gender shall include all other genders ~~and~~;
(iii)	references to persons shall include corporations (acting, where applicable, by their duly authorised representatives);
(iv)

references to something in writing or written shall be construed as including printing, lithography, photography and other modes of representing or reproducing words or figures in a legible and non-transitory form or, to the extent permitted by and in accordance with the Ordinance, the HKSE Listing Rules and other applicable laws, rules and regulations, any visible substitute for writing (including an electronic communication), or modes of representing or reproducing words partly in one visible form and partly in another visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and (where applicable) the member’s election comply with the Ordinance, the HKSE Listing Rules and other applicable laws, rules and regulations;

(v)

references to a notice or document (including, without limitation, a resolution in writing or minutes) include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not;

(vi)

references to a notice or document (including, without limitation, a resolution in writing or minutes) being signed or executed include references to it being signed or executed under hand or under seal or by electronic signature or by electronic communication or by any other method;

(vii)

references to a meeting shall mean a meeting convened and held in any form or manner permitted by these Articles and any member or Director (including, without limitation, the Chairman of such meeting) attending and participating at a meeting by means of electronic facilities or other communication facilities shall be deemed to be present at that meeting for all purposes of the Ordinance and other applicable laws, rules and regulations and these Articles, and attend, participate, attending, participating, attendance and participation shall be construed accordingly;

(viii)	references to the form of a general meeting shall mean physical meeting, hybrid meeting or electronic meeting; and
(ix)

references to a person’s participation in the business of a general meeting shall include, without limitation and as relevant, the right (including, in the case of a corporation, through a duly authorised representative) to speak, communicate, vote, be represented by a proxy and have access in hard copy or electronic form to all documents which are required by the

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

Ordinance, the HKSE Listing Rules, these Articles or other applicable laws, rules or regulations to be made available at the meeting, and participate and participating in the business of a general meeting shall be construed accordingly.

(c)	Subject as aforesaid, any words defined in the Ordinance shall, if not in consistent with the subject or context, bear the same meaning in these Articles.
(d)	The headings and any marginal notes a reinserted for convenience only and shall not affect the construction of these Articles.

NAME

3.	The name of the Company is “CHINA MOBILE LIMITED 中國移動有限公司”.[1]

THE OFFICE

4.	The Office shall be at such place in Hong Kong as the Directors shall from time to time appoint.

LIABILITY OF MEMBERS

5.	The liability of members is limited to any amount unpaid on the shares held by the members.

SHARES

6.	Shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company and with or without any special voting rights.
7.

Without prejudice to any special rights, privileges or restrictions for the time being attached to any issued shares, any unissued or forfeited shares may be issued or re-issued upon such terms and conditions, and with such rights, privileges and restrictions attached thereto, whether in regard to dividends, voting, repayment or redemption of share capital, or otherwise, as the Company may, subject to the Ordinance, from time to time determine or, in the absence of any such determination, as the Directors shall determine.

8.

The Board may issue warrants to subscribe for any class of shares or securities of the Company on such terms as it may from time to time determine, provided that the Company shall not have power to issue share warrants in bearer form.

9.

Save as provided by contract or the Ordinance or these Articles to the contrary, all unissued shares shall be at the disposal of the Directors who may allot, grant options over or otherwise deal with or dispose of the same to such persons, at such times, for such consideration and generally upon such terms and conditions as they shall in their absolute discretion think fit.

10.	The Company may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and the time of payment of such calls.
11.

If by the conditions of allotment of any shares the whole or part of the issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being and from time to time shall be the registered holder of the shares, or his legal personal representative.

[1]	Pursuant to a Special Resolution passed on 16 June 2000, the name of the Company was changed to “China Mobile (Hong Kong) Limited (中國移動（香港）有限公司)”with effect from 28 June 2000.

Pursuant to a Special Resolution passed on 18 May 2006, the name of the Company was changed to “China Mobile Limited 中國移動有限公司” with effect from 29 May 2006.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

12.	Subject to the provisions of the Ordinance, any preference share may be issued on the terms that it is, or at the option of the Company is liable, to be redeemed.
13.

Subject to the provisions of these Articles, except as required by law or ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any share upon any trust, and except as aforesaid, the Company shall not be bound by or required in any way to recognise any contingent, future, partial or equitable interest in any share or in any fractional part of a share or any other right in respect of any share or any other claim to or in respect of any such share on the part of any person (even when having notice thereof) except an absolute right to the entirety thereof in the registered holder.

14.	The Company may in connection with the issue of any shares exercise all powers of paying interest out of capital and of paying commission and brokerage conferred or permitted by the Ordinance.
15.	No person shall become a member until his name shall have been entered into the Register.

JOINT HOLDERS OF SHARES

16.	Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with benefit of survivorship, subject to the following provisions:-
(a)	the Company shall not be bound to register more than four persons as the holders of any shares except in the case of the legal personal representatives of a deceased member;
(b)	the joint holders of any shares shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of such shares;
(c)

on the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to such shares, but the Directors may require such evidence of death as they may deem fit;

(d)	any one of such joint holders may give effectual receipts for any dividend, bonus or return of capital payable to such joint holders; and
(e)

the Company shall be at liberty to treat the person whose name stands first in the Register as one of the joint holders of any shares as solely entitled to delivery of the certificate relating to such shares, or to receive notices from the Company, or to attend or vote at general meetings of the Company, and any notice given to such person shall be deemed notice to all the joint holders; but any one of such joint holders may be appointed the proxy of the persons entitled to vote on behalf of such joint holders, and as such proxy to attend and vote at general meetings of the Company, but if more than one of such joint holders be present at any meeting personally or by proxy that one so present whose name stands first in the Register in respect of such shares shall alone be entitled to vote in respect thereof.

SHARE CERTIFICATES

17.

In accordance with the Ordinance, every person whose name is entered as a member in the Register shall be entitled without payment to receive after allotment or lodgment of an instrument of transfer duly stamped one certificate for all his shares of any particular class, or if he shall so request, upon payment of a fee (not exceeding HK$2.50 or such greater sum as the Stock Exchange may from time to time permit) for every certificate after the first, as the Directors shall from time to time determine, such number of certificates for shares in Stock Exchange board lots or multiples thereof as he shall request and one for the balance (if any) of the shares in question, provided that in the event of a member transferring part of the shares represented by a certificate in his name a new certificate in respect of the balance thereof shall be issued in his name without payment and, in the case of a share or shares held jointly by several persons the Company shall not

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

18.

Every share certificate shall be issued under the Seal (which for this purpose may be any official seal as permitted by section 126 of the Ordinance or a mechanical reproduction of the impression of such official seal) and shall specify the number and class of shares and, if required, the distinctive numbers thereof, to which the certificate relates, and the amount paid up thereon and may otherwise be in such form as the Board may from time to time determine. If at any time the share capital of the Company is divided into different classes of shares, every share certificate issued at that time shall comply with section 179 of the Ordinance, and no certificate shall be issued in respect of more than one class of shares.

19.

Subject to sections 162 to 169 of the Ordinance, if any share certificate shall be worn out, defaced, destroyed or lost, it may be replaced on payment of such fee, if any (not exceeding HK$2.50 or such greater sum as the Stock Exchange may from time to time permit), on such evidence being produced as the Directors shall require, and in case of wearing out or defacement, on delivery up of the old certificate, and in case of destruction or loss, on the execution of such indemnity (if any), as the Directors may require. In case of destruction or loss, the person to whom such replacement certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such destruction or loss and of the production of such indemnity.

CALLS ON SHARES

20.	(a)

The Directors may from time to time make calls upon the members in respect of all moneys unpaid on their shares but subject always to the terms of issue of such shares, and any such call may be made payable by instalments.

(b)

Each member shall, subject to receiving at least fourteen days’ notice specifying the time or times and place for payment, pay to the Company the amount called on his shares and at the time or times and place so specified. The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, any of the members shall not invalidate the call.

21.

A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed. A call may be revoked, varied or postponed as to all or any of the members liable therefor as the Directors may determine. A person on whom a call is made will remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

22.

If any part of a call be not paid before or on the day appointed for payment thereof, the person from whom the payment is due shall be liable to pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment together with interest on the outstanding part thereof at such rate as the Directors shall determine (not exceeding twenty per cent. per annum) from the day appointed for the payment of such call or instalment to the time of discharge thereof in full; but the Directors may, if they shall think fit, waive the payment of such costs, charges, expenses or interest or any part thereof.

23.

If, by the terms of the issue of any shares or otherwise, any amount is made payable upon allotment or at any fixed time, every such amount shall be payable as if it were a call duly made and payable on the date on which by the terms of issue the same becomes payable; and all the provisions hereof with respect to the payment of calls and interest thereon, or to the forfeiture of shares for non-payment of calls shall apply to every such amount and the shares in respect of which it is payable in the case of non-payment thereof.

24.

The Directors may, if they shall think fit, receive from any member willing to advance the same (either in money or money’s worth) all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him; and upon all or any of the moneys so paid in advance the Directors may (until the same would, but for such payment in advance, become presently payable) pay interest at such rate as may be agreed upon between the member paying the moneys in advance and the Directors (not exceeding twenty per cent. per annum). But a payment in advance of a call shall not entitle the shareholder to receive any dividend or to

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

exercise any other rights or privileges as a shareholder in respect of the share or the due portion of the shares upon which payment has been advanced by such shareholder before it is called. The Directors may also at any time repay the amount so advanced upon giving to such member one month’s notice in writing unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

25.

On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such money is due; that the resolution making the call is duly recorded in the minute book of the Company; and that notice of such call was duly given to the member sued in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matter whatsoever, but the proof of the matters aforesaid shall be conclusive evidence that the money is due.

26.

No member shall, unless the Directors otherwise determine, be entitled to receive any dividend or bonus, or to receive notice of or to be present or vote at any general meeting, either personally or (save as proxy for another member) by proxy, or to exercise any privileges as a member, or be reckoned in a quorum, until he shall have paid all calls or other sums for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

FORFEITURE

27.

If any member fails to pay in full any call or any instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter, during such time as any part of the call remains unpaid without prejudice to the provisions of Article 26, serve a notice on him requiring him to pay so much of the call as is unpaid together with interest accrued and any expenses incurred by reason of such non-payment.

28.

The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which such call or part thereof and all interest accrued and expenses incurred by reason of such non-payment are to be paid, and it shall also name the place where payment is to be made, such place being either the Office, or some other place at which calls of the Company are usually made payable. The notice shall also state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call is payable will be liable to forfeiture.

29.

If the requirements with regard to payment of any such notice as aforesaid be not complied with, any shares in respect of which such notice has been given may, at any time thereafter and before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect, and any such forfeiture shall extend to all dividends and bonuses declared in respect of the shares so forfeited but not payable until after such forfeiture. The Directors may accept the surrender of any shares liable to be forfeited hereunder and in such cases references in these Articles to forfeiture shall include surrender.

30.

Any shares so forfeited shall be deemed for the purposes of this Article to be the property of the Company and may be sold, re-allotted or otherwise disposed of either subject to or discharged from all calls made prior to the forfeiture, to any person, upon such terms as to subscription price and otherwise and in such manner and at such time or times as the Directors think fit. For the purpose of giving effect to any such sale or other disposition the Directors may authorise the transfer of the shares so sold or otherwise disposed of to the purchaser thereof or any other person becoming entitled thereto. The Directors shall account to the person whose shares have been forfeited with the balance (if any) of monies received by the Company in respect of those shares after deduction of expenses of forfeiture, sale or disposal of the shares and any amounts due to the Company in respect of the shares.

31.

The Directors may, at any time before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit or permit the share forfeited to be redeemed upon the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

32.

Any person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall notwithstanding the forfeiture be and remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, together with interest thereon from the date of forfeiture until payment at such rate as the Directors may prescribe (not exceeding twenty per cent. per annum), and the Directors may enforce the payment of such moneys or any part thereof and without any deduction or allowance for the value of the shares at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, shall notwithstanding that the time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

33.

When any shares have been forfeited, notice of the resolution shall be given to the member in whose name it stood immediately prior to the forfeiture and an entry shall be made in the Register recording the forfeiture and the date thereof but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry, and so soon as the shares so forfeited have been sold or otherwise disposed of an entry shall also be made of the manner and date of the sale or disposal thereof.

LIEN

34.

The Company shall have a first and paramount lien on every share (not being a fully paid-up share) for all moneys outstanding in respect of such share whether presently payable or not, and the Company shall also have a first and paramount lien on every share (other than fully paid-up shares) standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice has been given to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have already arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Directors may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be wholly or in part exempt from the provisions of this Article.

35.

The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death, bankruptcy or winding-up or otherwise by operation of law or court order.

36.

The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists so far as the same are presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares so sold to the purchaser thereof and may enter the purchaser’s name in the Register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

37.

A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allocation or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

38.

The instrument of transfer of any shares in the Company shall be in writing the usual common form or in such other form as the Board may accept and may be under hand only or, if the transferor or transferee is a Clearing House (or its nominee), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time and shall be executed by or on behalf of the transferor and by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

39.

Every instrument of transfer shall be lodged at the Office for registration (or at such other place as the Board may appoint for such purpose) accompanied by the certificate relating to the shares to be transferred and such other evidence as the Directors may require in relation thereto. All instruments of transfer which shall be registered shall be retained by the Company, but save where fraud is suspected any instrument of transfer which the Directors may decline to register shall, on demand, be returned to the person depositing the same.

40.

There shall be paid to the Company in respect of the registration of a transfer and of any Grant of Probate or Letters of Administration, Certificate of Marriage or Death, Power of Attorney or other document relating to or affecting the title to any share or for making of any entry in the Register affecting the title to any share such fee (if any) as the Directors may from time to time require or prescribe (but not exceeding HK$2.50 or such greater sum as the Stock Exchange may from time to time permit).

41.

The registration of transfers may be suspended at such times and for such periods as the Directors may, in accordance with section 632 of the Ordinance, from time to time determine and either generally or in respect of any class of shares.

42.

The Directors may, subject to sections 151, 152 and 158 of the Ordinance, at any time in their absolute discretion and without assigning any reason therefor decline to register any transfer of any share (not being a fully paid-up share). If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

43.	The Directors may also decline to register any transfer unless:
(a)	the instrument of transfer is in respect of only one class of share;
(b)	in the case of a transfer to joint holders, the number of transferees does not exceed four;
(c)	the shares concerned are free of any lien in favour of the Company;
(d)	the instrument of transfer is properly stamped;
(e)	such other conditions as the Directors may from time to time impose for the purpose of guarding against losses arising from forgery are satisfied;
(f)	a fee not exceeding the maximum fee prescribed or permitted from time to time by the Stock Exchange is paid to the Company in respect thereof;

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

(g)

the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

44.	No transfer may be made to an infant or to a person of unsound mind or under other legal disability.

TRANSMISSION OF SHARES

45.

In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder, whether sole or joint, from any liability in respect of any share solely or jointly held by him.

46.

Any person becoming entitled to shares in the Company in consequence of the death, bankruptcy or winding-up of any member or otherwise by operation of law or by court order shall, upon producing such evidence of his title as the Directors may require, have the right either to be registered himself as the holder of the shares upon giving to the Company notice in writing of such his desire or to transfer such shares to some other person. All the limitations, restrictions and provisions of these Articles and the Ordinance relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as if the same were a transfer of shares by a member, including the Directors’ right to refuse or suspend registration.

47.

A person becoming entitled to shares in the Company in consequence of the death, bankruptcy or winding-up of any member or otherwise by operation of law or by court order shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the shares, provided always that the Directors may at any time give notice requiring any such person to elect to be registered himself or to transfer the shares, and if the notice is not complied with within sixty days, the Directors may thereafter withhold payment of all dividends or other moneys payable in respect of the shares until the requirements of the notice have been complied with but subject to the requirements of Article ~~73~~81 being met, such a person may vote at meetings.

INCREASE OF CAPITAL

48.

A general meeting resolving upon the creation of any new shares may direct that the same or any of them shall be offered in the first instance, to all the holders for the time being of any class of shares in the capital of the Company, in proportion to the number of shares of such class held by them respectively, or make any other provisions as to the issue and allotment of the new shares, and in default of any such direction, or so far as the same shall not extend, the new shares shall be at the disposal of the Directors, and Article 9 shall apply thereto. The Company may exercise any powers conferred or permitted by the Ordinance or any other ordinance from time to time to purchase or otherwise acquire its own shares at any price or to give, directly or indirectly, by means of a loan, guarantee, the provision of security or otherwise, financial assistance for the purpose of or in connection with a purchase or other acquisition made or to be made by any person of any shares in the Company and should the Company purchase or otherwise acquire its own shares neither the Company nor the Board shall be required to select the shares to be purchased or otherwise acquired ratably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares provided always that any such purchase or other acquisition or financial assistance shall only be made or given in accordance with any relevant rules or regulations issued by the Stock Exchange or the Securities and Futures Commission from time to time in force.

49.

Subject to any direction or determination that may be given or made in accordance with the powers contained in these Articles, all new shares created shall be subject to the same provisions herein contained with reference to the payment of calls, transfer, transmission, forfeiture, lien and otherwise as the existing shares of the Company.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

ALTERATIONS OF SHARE CAPITAL

50.	The Company may by ordinary resolution:-
(a)

subdivide its existing shares or any of them into a larger number of shares provided that in the subdivision of an existing share the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived, and so that the resolution whereby any share is subdivided may determine that as between the holders of the shares resulting from such subdivision one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares;

(b)	divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;
(c)	consolidate and divide its capital or any part thereof into a larger or smaller number of shares than its existing shares;
(d)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person;
(e)	make provision for the issue and allotment of shares which do not carry any voting rights; and
(f)	generally alter its share capital in any one or more of the ways permitted under the Ordinance.
51.	The Company may by special resolution reduce its share capital in any manner allowed by law.
52.

Where any difficulty arises in regard to any consolidation and division under paragraph (c) of Article 50, the Directors may settle the same as they think expedient and in particular may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the members who would have been entitled to the fractions, and for this purpose the Directors may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

MODIFICATION OF RIGHTS

53.

All or any of the special rights attached to any class of shares (unless otherwise provided for by the terms of issue of the shares of that class) for the time being in issue may subject to the provisions of the Ordinance, at any time, as well before as during liquidation, be altered or abrogated either with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class, and all the provisions contained in these Articles relating to general meetings shall mutatis mutandis apply to every such meeting but so that the quorum thereof shall be not less than two persons holding or representing by proxy one third of the total voting rights of holders of shares of the class, and that any holder of shares of that class present in person or by proxy may demand a poll.

54.

The provisions of the foregoing Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the rights whereof are to be varied.

55.

The special rights conferred upon the holders of the shares or class of shares shall not unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

GENERAL MEETINGS

56.

The Company shall in respect of each financial year hold a general meeting as its annual general meeting in addition to any other meetings in that year. The annual general meeting shall be held within 6 months after the end of each financial year ~~and at such place(s) as may be determined by the Directors~~. All other general meetings shall be called extraordinary general meetings.

57.	The Directors may whenever they think fit, and shall on requisition in accordance with the Ordinance, proceed to convene an extraordinary general meeting.
58.

A general meeting may be held at two or more places using any technology that enables members who are not together at the same place to listen, speak and vote at such meeting. Specifically, a general meeting may be held as a physical meeting, a hybrid meeting or an electronic meeting, as may be determined by the Directors in their absolute discretion.

NOTICE OF GENERAL MEETINGS

59.

Subject to section 578 of the Ordinance, an annual general meeting shall be called by not less than 21 days’ notice in writing, and any other general meeting shall be called by not less than 14 days’ notice in writing. The notice shall specify the ~~place(s),~~ date and time of meeting and, save for an electronic meeting, the Principal Meeting Place. If the general meeting is to be a hybrid meeting or an electronic meeting, the notice shall include a statement to that effect and with details of the electronic facilities for attendance and participation at the meeting or where such details will be made available by the Company prior to the meeting. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution. There shall appear on every such notice with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not be a member of the Company.

60.

Notwithstanding that a meeting of the Company is called by shorter notice than that specified in these Articles or required by the Ordinance, it shall be deemed to have been duly called if it is so agreed:-

(a)	in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and
(b)

in the case of any other meeting, by a majority in number of the members having the right to attend and vote at the meeting, being a majority together holding not less than 95 per cent of the shares giving that right.

61.

The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

62.

No business save the election of a ~~c~~Chairman of the meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

63.

If, within fifteen minutes from the time appointed for the meeting a quorum be not present, the meeting, if convened upon requisition in accordance with the Ordinance, shall be dissolved; but in any other case it shall stand adjourned to the same day in the next week at the same time, in the same form and (where applicable) at the same place(s), or to such other day~~,~~ and time, in such form and (where applicable) at such place(s) as the Chairman of the meeting (or in default, the Board) may at his/its absolute discretion determine. If at such

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

adjourned meeting a quorum be not present within fifteen minutes from the time appointed for the meeting, the member or members present in person or by proxy shall be a quorum and may transact the business for which the meeting is called.

64.

The Chairman (if any) of the Board or, in his absence, a Deputy Chairman (if any) shall preside as Chairman at every general meeting. If there is no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman nor a Deputy Chairman is present within fifteen minutes after the time appointed for holding the meeting, or if neither of them is willing to act as Chairman of the meeting, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as Chairman of the meeting if willing to act. If no Director is present, or if each of the Directors present declines to act as Chairman of the meeting, the persons present and entitled to vote shall elect one of their number to be Chairman of the meeting.

65.

The Chairman of a general meeting (be it a physical meeting, a hybrid meeting or an electronic meeting) may attend, preside at, and conduct proceedings of, such meeting at any Meeting Location or by means of electronic facilities.

~~65.~~66.

The Chairman of any general meeting at which a quorum is present may, with the consent of the meeting, and shall, if so directed by the meeting, adjourn the meeting from time to time ~~and~~, from place(s) to place(s) and/or from one form to another or sine die; but no business shall be transacted at any adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place unless due notice thereof is given or such notice is waived in the manner prescribed by these Articles. All business conducted at the meeting up to the time of such adjournment shall be valid. When a meeting is adjourned for thirty days or more, or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or the business to be transacted thereat. Where a meeting is adjourned sine die the time, form and (where applicable) place(s) for the adjourned meeting shall be fixed by the Directors.

67.

Without affecting the generality of Article 58, the Board may, at its absolute discretion, arrange for persons entitled to attend a general meeting to do so by simultaneous attendance and participation by means of electronic facilities at such location or locations determined by the Board from time to time at its absolute discretion.

68.	All general meetings are subject to the following:-
(a)	any physical meeting or hybrid meeting shall be treated as having commenced if it has commenced at the Principal Meeting Place;
(b)	members attending and participating in person (in the case of a member being a corporation, by its duly authorised representative) or by proxy:-
(i)	in a physical meeting or a hybrid meeting at a Meeting Location; and/or
(ii)	in an electronic meeting or a hybrid meeting by means of electronic facilities,

are deemed to be present at and shall be counted towards the quorum of and are entitled to vote at the meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the Chairman of the meeting is satisfied that adequate electronic facilities are available throughout the meeting to ensure that members and/or proxies at all Meeting Locations and members and/or proxies participating in an electronic meeting or a hybrid meeting by means of electronic facilities are able to participate in the business for which the meeting has been convened;

(c)

where members and/or proxies attend a meeting by being present at one of the Meeting Locations and/or where members and/or proxies participating in an electronic meeting or a hybrid meeting by means of electronic facilities, a failure for any reason of the electronic facilities or communication

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

equipment, or any other failure in the arrangements for enabling those in a Meeting Location other than the Principal Meeting Place to participate in the business for which the meeting has been convened or in the case of an electronic meeting or a hybrid meeting, the inability of one or more members or proxies to access, or continue to access, the electronic facilities despite adequate electronic facilities having been made available by the Company, shall not affect the validity of the meeting or the resolutions passed, or any business conducted there or any action taken pursuant to such business provided that there is a quorum present throughout the meeting; and

(d)	the provisions of these Articles concerning the service and giving of notice for the meeting, and the time for lodging proxies, shall apply by reference to the date and time in Hong Kong.
69.

The Board and, at any general meeting, the Chairman of the meeting may from time to time make arrangements for managing attendance and/or participation and/or voting at any Meeting Location(s) and/or in an electronic meeting or a hybrid meeting by means of electronic facilities (include, without limitation, the issue of tickets or some other means of identification, passcode, seat reservation, electronic voting or otherwise) as it/he shall in its/his absolute discretion consider appropriate, and may from time to time change any such arrangements, provided that a member who is entitled to attend the meeting or adjourned meeting shall be entitled to attend and participate, in person (in the case of a member being a corporation, by its duly authorised representative) or by proxy, at one Meeting Location or by means of electronic facilities; and the entitlement of any member so to attend the meeting or adjourned meeting at such Meeting Location(s) or by means of electronic facilities shall be subject to any such arrangement as may be for the time being in force and by the notice of the meeting or adjourned meeting stated to apply to the meeting.

70.	If it appears to the Chairman of the general meeting (or in default, the Board) that:-
(a)

in the case of a physical meeting or a hybrid meeting, the electronic facilities at the Principal Meeting Place or at such other Meeting Location(s) at which the meeting may be attended have become inadequate for the purposes referred to in Article 67 or are otherwise not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the notice of the meeting;

(b)	in the case of an electronic meeting or a hybrid meeting, electronic facilities being made available by the Company have become inadequate;
(c)	it is not possible or practicable to ascertain the view of those present or to give all persons entitled to do so a reasonable opportunity to communicate and/or vote at the meeting; or
(d)	there is violence or the threat of violence, unruly behaviour or other disruption occurring at the meeting or it is not possible or practicable to secure the proper and orderly conduct of the meeting, then, without prejudice to any other power which the Chairman or the Board may have under these Articles or at common law, the Chairman or the Board may, whether before or after the meeting has started, at his/its absolute discretion, without the consent of the meeting, and irrespective of whether a quorum is present, adjourn the meeting (including adjournment sine die). All business conducted at the meeting up to the time of such adjournment shall be valid. Such adjournment shall be subject to the provisions of Article 66 in relation to notice of the adjourned meeting.

71.

The Board and, at any general meeting, the Chairman of the meeting may from time to time make any arrangement, determine and/or implement any requirements, procedures, measures or restrictions which the Board or the Chairman of the meeting, as the case may be, in its/his absolute discretion considers appropriate to ensure the security and orderly conduct of a meeting (including, without limitation, requiring evidence of identity to be produced by those attending the meeting, searching of their personal property, restricting items that may be taken into any Meeting Location, and determining the number and frequency of and the time allowed for questions that may be raised at a meeting). Members shall also comply with all requirements imposed by the owner(s) of the premises at or system(s) through which the meeting is held. Any decision

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

made under this Article shall be final and conclusive and a person who refuses to comply with any such arrangements, requirements, procedures, measures or restrictions may be refused entry to the meeting or ejected (physically or electronically) from the meeting.

72.

All persons seeking to attend and participate in an electronic meeting or a hybrid meeting shall be responsible for maintaining adequate facilities to enable them to do so. Subject to Article 70, any inability of a person or persons to attend or participate in a general meeting by way of electronic facilities shall not invalidate the proceedings of and/or resolutions passed at that meeting.

73.

Without prejudice to Articles 67 to 72, a physical meeting may also be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

VOTING

~~66.~~74.	(a)	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll demanded by:-
(i)	the Chairman of the meeting; or
(ii)	at least three members present in person (or in the case of a member being a corporation, by its duly authorised representative) or by proxy and entitled to vote at the meeting; or
(iii)

any member or members present in person (or in the case of a member being a corporation, by its duly authorised representative) or by proxy and representing in the aggregate not less than 5 per cent. of the total voting rights of all members having the right to attend and vote at the meeting; or

(iv)

any member or members present in person (or in the case of a member being a corporation, by its duly authorised representative) or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than 5 per cent. of the total sum paid up on all shares conferring that right, provided that a resolution put to the vote of the meeting may be decided on a show of hands to the extent permitted by HKSE Listing Rules.

(b)

Subject to Article ~~66~~74(a), a declaration by the Chairman that a resolution has, on a show of hands, been carried unanimously or by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against such resolution.

~~67.~~75.

A demand for a poll may be withdrawn only with the approval of the Chairman of the meeting, at any time before the close of the meeting or the taking of the poll, whichever is earlier. If a poll be directed or demanded in the manner (including the use of ballot or voting papers or tickets) above mentioned it shall (subject to the provisions of Article ~~69~~77 hereof) be taken at such time (being not later than thirty days after the date of the demand) and in such manner as the Chairman of the meeting may appoint. No notice need be given of a poll not taken immediately. The result of such poll shall be deemed for all purposes to be the resolution of the meeting at which the poll was so directed or demanded.

~~68.~~76.	In the case of an equality of votes at any general meeting, whether upon a show of hands or on a poll, the Chairman of the meeting shall be entitled to a second or casting vote.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

~~69.~~77.

A poll demanded upon the election of a Chairman or upon a question of adjournment shall be taken forthwith. Any business, other than that upon which a poll has been demanded, may be proceeded with pending the taking of the poll.

~~70.~~78.	(a)

Save as expressly provided in these Articles, no person other than a member duly registered and who shall have paid everything for the time being due from him payable to the Company in respect of his shares shall be entitled to be present or to vote (save as proxy for another member) either personally or by proxy, or to be reckoned in a quorum at any general meeting.

(b)

No objection shall be made to the validity of any vote except at a meeting at which such vote shall be tendered and every vote whether given personally or by proxy not disallowed at such meeting shall be deemed valid for all purposes whatsoever of such meeting or poll.

(c)	In case of any dispute as to voting the Chairman shall determine the same, and such determination shall be final and conclusive.
~~71.~~79.

Subject to the provisions of the Ordinance, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A written notice of confirmation of such resolution in writing signed by or on behalf of a member shall be deemed to be his signature to such resolution in writing for the purposes of this Article. Such resolution in writing may consist of several documents each signed by or on behalf of one or more members.

VOTES OF MEMBERS

~~72.~~80.

Subject to the provisions of the Ordinance, Article ~~76~~84, Article ~~83~~92 and to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares, every member who (being an individual) is present in person or (being a corporation) is present by a representative duly authorised under section 606 of the Ordinance at any general meeting shall be entitled, on a show of hands, to one vote only and, on a poll, to one vote for every fully paid-up share of which he is the holder.

~~73.~~81.

Any person entitled under Article 47 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposes to vote, he shall satisfy the Board of his right to be registered as the holder of such shares or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

~~74.~~82.	On a poll, votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
~~75.~~83.

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, curator bonis or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis or other person may on a poll, vote by proxy. If any member be a minor he may vote by his guardian or one of his guardians who may give their votes personally or by proxy.

~~76.~~84.

Where a member is, under the HKSE Listing Rules, required to abstain from voting on any resolution or restricted to voting only for or only against any resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall not be counted.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

PROXIES

~~77.~~85.	(a)	A proxy need not be a member of the Company.
(b)

An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may accept, and shall be deemed, subject to the provision hereinafter contained, to confer authority upon the proxy to vote on any resolution (or amendment thereto) put to the meeting for which it is given as the proxy thinks fit.

Provided that any form issued to a member for use by him for appointing a proxy to attend and vote at an extraordinary general meeting or at an annual general meeting at which any business is to be transacted shall be such as to enable the member according to his intention to instruct the proxy to vote in favour of or against (or, in default of instructions, to exercise his discretion in respect of) each resolution dealing with any such business and shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

~~78.~~86.

The instrument appointing a proxy shall be signed by the appointor, or his duly authorised attorney, or if such appointor be a corporation, under its common seal or signed by some officer, attorney or other person duly authorised in that behalf.

87.

The Company may from time to time, at its absolute discretion, designate an electronic address for the receipt of any document or information relating to proxies for a general meeting (including any instrument of proxy or invitation to appoint a proxy, any document necessary to show the validity of, or otherwise relating to, an appointment of proxy (whether or not required under these Articles) and notice of termination of the authority of a proxy). If such an electronic address is provided, the Company shall be deemed to have agreed that any such document or information (relating to proxies as aforesaid) may be sent by electronic means to that address, subject as hereafter provided and subject to any other limitations or conditions specified by the Company when providing the address. Without limitation, the Company may from time to time determine that any such electronic address may be used generally for such matters or specifically for particular meetings or purposes and, if so, the Company may provide different electronic addresses for different purposes. The Company may also impose any conditions on the transmission of and its receipt of such electronic communications including, for the avoidance of doubt, imposing any security or encryption arrangements as may be specified by the Company. If any document or information required to be sent to the Company is sent to the Company by electronic means under this Article, such document or information is not treated as validly delivered to or deposited with the Company if the same is not received by the Company at its designated electronic address in accordance with this Article or if no electronic address is so designated by the Company for the receipt of such document or information.

~~79.~~88.

The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited at the Office or received at the electronic address specified by the Company in accordance with Article 87 at least forty-eight hours before the time fixed for holding the meeting at which the person named in such instrument proposes to attend and vote or, in the case of a poll, at least twenty-four hours before the time appointed for the taking of the poll; otherwise the person so named shall not be entitled to vote at that meeting (or as the case may be) except with the approval of the Chairman of the meeting. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.

~~80.~~89.

Any member may by power of attorney appoint any person to be his attorney for the purpose of attending and voting at any meeting, and such power may be a special power limited to any particular meeting or a general power extending to all meetings at which such member is entitled to vote. Every such power shall be deposited at the Office or received at the electronic address specified by the Company in accordance with

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

Article 87 at least forty-eight hours before the time fixed for holding the meeting at which such attorney proposes to attend and vote or, in the case of a poll, at least twenty-four hours before the time appointed for the taking of the poll; otherwise the attorney shall not be entitled to vote at that meeting (or as the case may be) except with the approval of the Chairman of the meeting.

~~81.~~90.	(a)

An instrument of proxy may be revoked by forwarding to the Office or depositing at the electronic address specified by the Company in accordance with Article 87 written notification of such revocation signed by or on behalf of the person who issued or authorised the issue of the instrument of proxy.

(b)

A vote given in accordance with the terms of an instrument of proxy or power of attorney or by the duly authorised representative of a corporation shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy or power of attorney or other authority, or transfer of the shares in respect of which the proxy is given, provided no intimation in writing of the death, insanity, revocation or transfer shall have been received at the Office or the electronic address specified by the Company in accordance with Article 87 at least twenty-four hours before the time fixed for holding the meeting, or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

~~82.~~91.

Any corporation which is a member of the Company may, by resolution of its Directors or other governing body or by power of attorney, authorise such persons as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company. References in these Articles to a member present in person at a meeting shall, unless the context otherwise requires, include a corporation which is a member represented at the meeting by such duly authorised representative.

~~83.~~92.

Without prejudice to the generality of the provisions of the Ordinance and Article ~~82~~91 if a Clearing House (or its nominee) is a member of the Company, it (or, as the case may be, its nominee) may authorise such person or persons as it thinks fit to act as its proxy and proxies or representative or representatives at any meeting of the Company or at any meeting of any class of member of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised under the provisions of this Article shall be entitled to exercise the same powers on behalf of the Clearing House (or its nominee) which he represents as that Clearing House (or its nominee) could exercise if it were an individual member of the Company.

DIRECTORS

~~84.~~93.	Unless and until otherwise determined by an ordinary resolution of the Company, the Directors shall be not fewer than two in number, and there shall be no maximum number of Directors.
~~85.~~94.

The Company shall keep in accordance with the Ordinance a register containing the names and addresses and occupations of its Directors and shall from time to time notify to the Registrar of Companies any change that takes place in such Directors as required by the Ordinance.

~~86.~~95.	A Director need not hold any shares in the Company. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

DIRECTORS’ REMUNERATION

~~87.~~96.	(a)

The Directors shall be entitled to receive by way of remuneration for their services such sum as is from time to time determined by the Company in general meeting, such sum (unless otherwise directed by resolution by which it is voted) is to be divided amongst the Directors in such proportions and in such manner as the Board may agree, or failing agreement, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office. The foregoing shall not apply to a Director who holds any salaried employment or office in the Company in the case of sums paid in respect of directors’ fees.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

(b)

The Directors shall also be entitled to be repaid their reasonable travelling, hotel and other expenses incurred by them in or about the performance of their duties as Directors, including their expenses of travelling to and from board meetings, committee meetings or general meetings or otherwise incurred whilst engaged on the business of the Company or on the discharge of their duties as directors.

~~88.~~97.

The Directors may award special remuneration out of the funds of the Company (by way of salary, commission or otherwise as the Directors may determine) to any Director who performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director.

POWERS OF DIRECTORS

~~89.~~98.

The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents for the Company, and may fix their remuneration, and may delegate (with or without power to sub-delegate as the Directors shall determine) to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

~~90.~~99.

The Directors may from time to time and at any time by power of attorney or other instrument appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other instrument may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub delegate all or any of the powers, authorities and discretions vested in him. The Company may, by writing under its seal, empower any person, either generally or in respect of any specified matter, as its attorney to execute deeds and instruments on its behalf and to enter into contracts and sign the same on its behalf and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were executed by or under the seal of the Company.

~~91.~~100.

Subject to and to the extent permitted by the Ordinance, the Company or the Directors on behalf of the Company, may cause to be kept in any territory a Branch Register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such Branch Register.

~~92.~~101.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine. The Company’s bank accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

~~93.~~102.	(a)

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures, debenture stocks, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. Debentures, debenture stocks, bonds and other securities of the Company may be made assignable free from any equities between the Company and the person to which the same may be issued, and may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

(b)

The Directors shall cause a proper register to be kept, in accordance with the provisions of the Ordinance, of all mortgages and charges affecting the property of the Company and shall duly comply with the requirements of the Ordinance in regard to the registration of mortgages and charges therein specified and otherwise. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the members or otherwise, to obtain priority over such prior charge.

~~94.~~103.

The Board may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and holding or who have held any salaried employment or office in the Company or such other company, and the wives, widows, families and dependents of any such persons. The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

APPOINTMENT AND REMOVAL OF DIRECTORS

~~95.~~104.

At each annual general meeting one-third of the Directors for the time being, or, if their number is not three or a multiple of three, then the number nearest one-third, shall retire from office by rotation. The Directors to retire in every year shall be those who have been longest in office since their last election but as between persons who became Directors on the same day shall (unless they otherwise agree between themselves) be determined by lot. The retiring Directors shall be eligible for re-election. The Company at any general meeting at which any Directors retire may fill the vacated offices.

~~96.~~105.

If at any general meeting at which an election of Directors ought to occur the places of the retiring Directors are not filled, the retiring Directors or such of them as have not had their places filled shall be re-elected by way of separate resolutions voted on individually and shall, if willing, continue in office until the next annual general meeting and so on from year to year until their places are filled, unless:-

(i)	it shall be determined at such meeting to reduce the number of Directors;
(ii)	it is expressly resolved at such meeting not to fill up such vacated offices;
(iii)	in any such case the resolution for re-election of a Director is put to the meeting and lost; or
(iv)	such Director has given notice in writing to the Company that he is not willing to be re-elected.
~~97.~~106.	The Company may, from time to time, by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the Board.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

~~98.~~107.

The Company may by ordinary resolution remove any Director notwithstanding anything in these Articles or in any agreement between him and the Company (but without prejudice to any right to damages for termination of such agreement not in accordance with the terms thereof), and may, if thought fit, by ordinary resolution appoint another person in his stead. Any person so elected shall hold office for such time only as the Director in whose place he is elected would have held the same if he had not been removed.

~~99.~~108.

The Directors shall have power, exercisable at any time and from time to time, to appoint any other person as a Director, either to fill a casual vacancy or as an addition to the Board but so that the number of Directors so appointed shall not exceed the maximum number determined from time to time (if any) by the shareholders in general meeting and any directors so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election, but shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at each annual general meeting.

~~100.~~109.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as the number of Directors is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose. If there shall be no Directors able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

~~101.~~110.

No person other than a retiring Director shall, unless recommended by the Board for re-election, be eligible for election to the office of Director at any annual general meeting unless notice in writing of the intention to propose that person for election as a Director and notice in writing by that person of his willingness to be elected, shall have been lodged at the office or principal office of the Company during a period of not less than seven days commencing no earlier than the despatch of the notice of the annual general meeting and at least seven days before the date of the annual general meeting.

ALTERNATE DIRECTORS

~~102.~~111.

Each Director may by written notification to the Company nominate any other person to act as alternate Director in his place and at his discretion in similar manner remove such alternate Director. If such person is not another Director, such appointment, unless previously approved by the Board, shall have effect only upon and subject to being so approved. The alternate Director shall (except as regards the power to appoint an alternate) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company; and each alternate Director, whilst acting as such, shall exercise and discharge all the functions, powers and duties of the Director he represents, but shall look to such Director solely for his remuneration as alternate Director. Every person acting as an alternate Director shall (except when absent from Hong Kong) be entitled to receive notices of meetings of the Board and shall have one vote for each Director for whom he acts as alternate at any such meeting at which the Director appointing him is not personally present (in addition to his own vote if he is also a Director). The signature of an alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor. Any Director of the Company who is appointed an alternate director shall be considered as two Directors for the purpose of making a quorum of Directors. Any person appointed as an alternate Director shall vacate his office as such alternate Director if and when the Director by whom he has been appointed removes him or vacates office as Director. A Director shall not be liable for the acts or defaults of any alternate Director appointed by him. To such extent as the Board may from time to time determine in relation to any committee of the Board, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any committee of which his appointor is a member. An alternate Director shall not, save as aforesaid, have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

DISQUALIFICATION OF DIRECTORS

~~103.~~112.	The office of a Director shall ipso facto be vacated:-
(a)	if he becomes prohibited by law or court order from being a Director;
(b)	if a receiving order or in the case of a company a winding-up order is made against him or he makes any arrangement or composition with his creditors;
(c)	if he becomes of unsound mind;
(d)

if he absents himself from the meetings of the Board during a continuous period of six months, without special leave of absence from the Board, and his alternate Director (if any) shall not during such period have attended in his stead, and the Board passes a resolution that he has by reason of such absence vacated his office;

(e)	if he shall be removed from office by notice in writing served upon him signed by all his co-directors;
(f)	if he resigns his office;
(g)	if he is removed by a special resolution of the Company; or (h)if he is convicted of an indictable offence.

DIRECTORS’ INTERESTS

~~104.~~113.

If a Director (or an entity connected with a Director) is in any way, whether directly or indirectly, interested in a transaction, arrangement or contract or proposed transaction, arrangement or contract with the Company, such Director shall declare the nature and extent of his interest in accordance with the provisions of the Ordinance. A general notice given to the Directors by a Director to the effect that he is a member or a director of a specified company or firm, and is to be regarded as interested in any contract, transaction, arrangement or dealing which may, after the date of the notice, be entered into or made with that company or firm, shall, for the purpose of this Article, be deemed to be a sufficient disclosure of interest in relation to any contract, transaction, arrangement or dealing so entered into or made.

~~105.~~114.

Subject to section 534 of the Ordinance, a Director may hold any other office or place of profit under the Company (other than the office of Auditor), and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director, for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article. No Director or intended Director shall be disqualified by his office from contracting with the Company, nor shall any contract, transaction or arrangement entered into by or on behalf of the Company with any Director or any firm or company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit, remuneration or other benefits realised by any such contract, transaction or arrangement by reason only of such Director holding that office or of any fiduciary relationship thereby established, provided that such Director shall disclose the nature and extent of his interest in any contract, transaction or arrangement in which he is interested at the meeting of the board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested.

~~106.~~115.

A Director shall not vote (nor shall he be counted in the quorum) on any resolution of the Board in respect of any contract or transaction or arrangement or proposal in which he or any of his Associates, is to his knowledge, materially interested, and if he shall do so his vote shall not be counted (nor shall he be counted

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

in the quorum for that resolution), but this prohibition shall not apply to any of the following matters, namely:-
(i)

any contract or arrangement for the giving by the Company of any security or indemnity to the Director or his Associates in respect of money lent or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries;

(ii)

any contract or arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or his Associates has himself or themselves assumed responsibility or guaranteed or secured in whole or in part whether alone or jointly;

(iii)

any contract or arrangement concerning an offer of the shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or his Associates are or are to be interested as a participant in the underwriting or sub-underwriting of the offer;

(iv)

any contract or arrangement in which the Director is interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his interest in shares or debentures or other securities of the Company;

(v)

any contract or arrangement concerning any other company in which the Director or his Associates are interested whether directly or indirectly as an officer or a shareholder or in which the Director or his Associates are beneficially interested in shares of that company other than a company in which the Director and any of his Associates are beneficially interested in 5 per cent. or more of the issued shares of any class of the equity share capital of such company (or of any third company through which his interest or that of his Associates is derived) or of the voting rights (excluding for the purpose of calculating such 5 per cent. interest any indirect interest of such Director or his Associates by virtue of an interest of the Company in such company);

(vi)

any proposal or arrangement for the benefit of employees of the Company or its subsidiaries including the adoption, modification or operation of a pension fund or retirement, death or disability benefit scheme which relates both to Directors, his Associates and employees of the Company or of any of its subsidiaries and does not give the Director or his Associates any privilege not generally accorded to the class of persons to whom such scheme or fund relates; and

(vii)

any proposal or arrangement concerning the adoption, modification or operation of any employees’ share scheme involving the issue or grant of options over shares or other securities by the Company to, or for the benefit of, the employees of the Company or its subsidiaries under which the Director or his Associates may benefit.

If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the Chairman of the meeting) or as to the entitlement of any Director (other than such Chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the Chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise in respect of the Chairman of the meeting such question shall be decided by a resolution of the Board (for which purpose such Chairman shall not be counted in the quorum and shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Chairman as known to such ~~c~~Chairman has not been fairly disclosed to the Board.

~~107.~~116.

A Director may continue to be or become a director, managing director, joint managing director, executive director or manager or other officer or member of any other company in which the Company is interested,

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

and (unless otherwise agreed) shall not be liable to account to the Company for any remuneration or other benefits received by him as a director, managing director, joint managing director, executive director, manager or other officer or member of any such other company. The Board may exercise the voting powers conferred by the shares in any other company held or owned by the Company or exercisable by it as directors of such other company in such manner as in all respects as the Board thinks fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) and any director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or be about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid. A Director of the Company may be or become a director of any company promoted by the Company or in which it may be interested as a vendor, shareholder or otherwise and no such Director will be accountable for any benefits received as a director or member of such company. A Director of the Company or his firm may not act as auditor of the Company.

CHIEF EXECUTIVE OFFICERS AND OTHER APPOINTMENTS

~~108.~~117.

Subject to section 534 of the Ordinance, the Directors may, from time to time, appoint one or more of their number to be Chief Executive Officer or Joint Chief Executive Officer of the Company, or to hold such office in the management, administration or conduct of the business of the Company as they may decide, and for such period and upon such terms and for such remuneration as the Directors shall think fit, and the Directors may also, from time to time (subject to the provisions of any agreement between him or them and the Company) remove him or them from office, and appoint another or others in his or their place or places.

~~109.~~118.

A Chief Executive Officer or a Joint Chief Executive Officer (subject to the provisions of any agreement between him and the Company) shall be subject to the same provisions as to resignation and removal as the other Directors of the Company, and shall ipso facto and immediately cease to be Chief Executive Officer or Joint Chief Executive Officer if he shall cease to hold the office of Director.

~~110.~~119.

The Directors may, from time to time, entrust to and confer upon any Chief Executive Officer, Joint Chief Executive Officer or Director, holding any other office in the management, administration or conduct of the business of the Company, such of the powers exercisable under these Articles by the Directors as they may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions and with such restrictions as they may consider expedient, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

~~111.~~120.

The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined by the Board, two Directors shall constitute a quorum. For the purpose of this Article an alternate Director shall be counted in a quorum but, notwithstanding that an alternate Director is also a Director or is an alternate for more than one Director, he shall for quorum purposes count as only one Director. Matters arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman of the meeting shall have a second or casting vote. A Director or the Secretary may, at any time, summon a meeting of the Directors. A meeting of the Board or any committee of the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

~~112.~~121.

Notice of a meeting of Directors shall be deemed to be duly given to a Director if it is given to him personally, in writing or by word of mouth, or sent to him at his last known address or any other address given by him to the Company for this purpose provided that notice need not be given to any Director or alternate Director

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

for the time being absent from Hong Kong. A Director may consent to short notice of and may waive notice of any meeting and any such waiver may be retrospective.
~~113.~~122.

The Directors may elect a Chairman of the Board and determine the period for which he is to hold office; but if no such Chairman be elected, or if at any meeting the Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.

~~114.~~123.

A resolution in writing signed by all the Directors except such as are absent from Hong Kong or temporarily unable to act through ill health or disability (or their alternate Directors) shall (so long as they constitute a quorum) be as effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted. A written notification of confirmation of such resolution in writing signed by a Director shall be deemed to be his signature to such resolution in writing for the purposes of this Article. Such resolution in writing may consist of several documents, each signed by one or more Directors.

~~115.~~124.	A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board generally.
~~116.~~125.

The Directors may, from time to time, appoint committees consisting of such one or more persons as they think fit, and may delegate any of their powers to any such committee and, from time to time, revoke any such delegation and discharge any such committee wholly or in part. Any committee so appointed shall, in the exercise of the powers so delegated, conform to any regulations that may, from time to time, be imposed upon it by the Directors. All acts done by any such committee in conformity with such regulations and in fulfilment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any special committee, and charge such remuneration to the current expenses of the Company.

~~117.~~126.

The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, insofar as the same are not superseded by any regulations made by the Directors under the last preceding Article.

~~118.~~127.

All acts done bona fide by any meeting of the Directors or of a committee of Directors, or by any persons acting as Directors, shall, notwithstanding that there was some defect in the appointment of any such Directors or persons acting as aforesaid, or that they or any of them were disqualified, or had vacated office, be as valid as if every such person had been duly appointed and was qualified and continued to be a Director.

MINUTES

~~119.~~128.	The Directors shall cause to be entered and kept in books provided for the purpose minutes of the following:-
(a)	all appointments of officers;
(b)	all the names of the Directors and any alternate Director who is not also a Director present at each meeting of the Directors and of any committee; and
(c)	all resolutions and proceedings of general meetings and of meetings of the Directors and committees.

Any such minutes of any meeting of the Directors, or of any committee, or of the Company, if purporting to be signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting shall be receivable as evidence of the proceedings of such meeting.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

THE SEAL

~~120.~~129.

The Directors shall procure a common seal to be made for the Company, and shall provide for the safe custody thereof. The Seal shall not be affixed to any instrument except by the authority of the Directors or a committee authorised by the Board in that behalf, and every instrument to which the Seal shall be affixed shall be signed by one Director or some other person nominated by the Directors for the purpose, provided that the Board may either generally or in any particular case or cases resolve (subject to such restrictions as to the manner in which the seal may be affixed as the Board may determine) that such signature may be affixed to certificates for shares or debentures or representing any other form of security by some mechanical means other than autographic to be specified in such resolution or that such certificates need not be signed by any person. Every instrument executed in manner provided by this Article shall be deemed to be sealed and executed with the authority of the Directors previously given.

~~121.~~130.

The Company may have an official seal for use for sealing certificates for shares or other securities issued by the Company as permitted by section 126 of the Ordinance (and no signature of any Director, officer or other person and no mechanical reproduction thereof shall be required on any such certificates or other document to which such official seal or a mechanical reproduction of the impression of such official seal is affixed and such certificates or other document shall be valid and deemed to have been sealed and executed with the authority of the Board notwithstanding the absence of any such signature or mechanical reproduction of such signature as aforesaid) and an official seal for use abroad under the provisions of the Ordinance where and as the Board shall determine, and the Company may by writing under the seal appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the Company for the purpose of affixing and using such official seal and may impose such restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

~~122.~~131.	The Company may exercise all the powers of having official seals conferred by the Ordinance and such powers shall be vested in the Directors.

SECRETARY

~~123.~~132.

The Directors shall appoint such person, persons or entities to be Secretary or Joint Secretaries of the Company for such period, at such remuneration and upon such conditions as they may think fit, and any Secretary or Joint Secretaries so appointed may be removed by them. Anything by the Ordinance or these Articles required or authorised to be done by or to the Secretary or Joint Secretaries, if the office is vacant or there is for any other reason no person capable of acting in the capacity as Secretary or Joint Secretaries, may be done by or to any assistant or deputy Secretary, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Board.

DIVIDENDS AND RESERVES

~~124.~~133.	The Company may by ordinary resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.
~~125.~~134.

Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

~~126.~~135.

The Directors may retain any dividend or other monies payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts and liabilities in respect of which the lien exists. The Board may deduct from any dividend or bonus payable to any member all sums of money (if any) presently payable by him to the Company on account of calls, instalments or otherwise.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

~~127.~~136.

Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to capitalisations to be effected in pursuance of these Articles.

~~128.~~137.

Any general meeting sanctioning a dividend may make a call on the members of such amount as the meeting fixes, but so that the call on each member shall not exceed the dividend payable to him, and so that the call shall be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the member, be set off against the call.

~~129.~~138.	(a)

In respect of any dividend which the Board has resolved to pay or any dividend declared or sanctioned or proposed to be declared or sanctioned by the Board or by the Company in general meeting, the Board may determine and announce, prior to or contemporaneously with the announcement, declaration or sanction of the dividend in question:-

either

(i)

that shareholders entitled thereto will receive in lieu of such dividend (or such part thereof as the Board may think fit) an allotment of shares credited as fully paid provided that the shareholders are at the same time accorded the right to elect to receive such dividend (or part thereof as the case may be) in cash in lieu of such allotment. In such case, the following provisions shall apply:-

(A)	the basis of any such allotment shall be determined by the Board;
(B)

the Board, after determining the basis of allotment and notwithstanding that the number of shares to be allotted may not be calculated until after notice to the shareholders has been given as required by the provisions of this sub-paragraph and subject to the provisions of sub-paragraph (D) below, shall give notice in writing to the shareholders of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective which shall be not less than two weeks from the date on which the notice above referred to was despatched to the shareholders;

(C)	the right of election accorded to shareholders as aforesaid may be exercised in whole or in part;
(D)	the Board may resolve:-
(I)

that the right of election accorded to shareholders as aforesaid may be exercised so as to take effect on all future occasions (if any) when the Board makes a determination pursuant to sub-paragraph (i) of this paragraph (a); and/or

(II)

that a shareholder who does not exercise the right of election accorded to him as aforesaid either in whole or in part may notify the Company that he will not exercise the right of election accorded to him in respect of all future occasions (if any) when the Board makes a determination pursuant to sub-paragraph (i) of this paragraph (a) of this Article.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

Provided that a shareholder may exercise such election or give such notice in respect of all but not some of the shares held by him and may at any time give seven days notice in writing to the Company of the revocation of such an election or such a notice which revocation shall take effect at the expiry of such seven days, and until such revocation has taken effect, the Board shall not be obligated to give to such shareholder notice of the right of election accorded to him or send to him any form of election;

(E)

the dividend (or that part of the dividend in lieu of which an allotment of shares is to be made as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (the “Non-Elected Shares”) and in lieu thereof shares shall be allotted credited as fully paid to the holders of the Non-Elected Shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of the amount standing to the credit of share capital account or out of any part of the undivided profits of the Company as the Board may determine, a sum equal to the value of shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the Non-Elected Shares on such basis;

or

(ii)

that shareholders entitled to such dividend be entitled to elect to receive an allotment of shares credited as fully paid in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:-

(A)	the basis of any such allotment shall be determined by the Board;
(B)

the Board, after determining the basis of allotment and notwithstanding that the number of shares to be allotted may not be calculated until after notice to the shareholders has been given as required by the provisions of this sub-paragraph and subject to the provisions of sub-paragraph (D) below, shall give notice in writing to the shareholders of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective which shall be not less than two weeks from the date on which the notice above referred to was despatched to the shareholders;

(C)	the right of election accorded to shareholders as aforesaid may be exercised in whole or in part;
(D)	the Board may resolve:-
(I)

that the right of election accorded to shareholders as aforesaid may be exercised so as to take effect on all future occasions (if any) when the Board makes a determination pursuant to sub-paragraph (ii) of this paragraph (a); and/or

(II)

that a shareholder who does not exercise the right of election accorded to him as aforesaid either in whole or in part may notify the Company that he will not exercise the right of election accorded to him in respect of all future occasions (if any) when the Board makes determination pursuant to sub-paragraph (ii) of paragraph (a).

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

Provided that a shareholder may exercise such election or give such notice in respect of all but not some of the shares held by him and may at any time give seven days notice in writing to the Company of the revocation of such an election or such a notice which revocation shall take effect at the expiry of such seven days, and until such revocation has taken effect, the Board shall not be obliged to give to such member notice of the right of election accorded to him or send to him any form of election;

(E)

the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect whereof the share election has been duly exercised (the “Elected Shares”) and in lieu thereof shares shall be allotted credited as fully paid to the holders of the Elected Shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of the amount standing to the credit of share capital account or out of any part of the undivided profits of the Company as the Board may determine, a sum equal to the value of shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the Elected Shares on such basis.

(b)	The shares allotted pursuant to the provisions of paragraph (a) of this Article shall rank pari passu in all respects with the fully paid shares then in issue save only as regards participation:-
(i)	in the relevant dividend (or the right to receive or to elect to receive an allotment of shares in lieu thereof as aforesaid); or
(ii)

in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of its proposal to apply the provisions of sub-paragraph (i) or (ii) of paragraph (a) of this Article in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (a) of this Article shall rank for participation in such distribution, bonus or rights.

(c)

The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (a) of this Article with full power to the Board to make such provisions as they think fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Board may authorise any person to enter into on behalf of all members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(d)

The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (a) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shares to elect such dividend in cash in lieu of such allotment.

(e)

The Board may on any occasion when it makes a determination pursuant to paragraph (a) of this Article, resolve that no allotment of shares or rights of election for shares to be issued pursuant to such determination shall be made available or made to any shareholders with registered addresses in any particular territory or territories or to a Depositary where the allotment of shares or the

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

circulation of an offer of such rights of election would or might, in the opinion of the Board, be unlawful or would or might, in the opinion of the Board, be unlawful in the absence of a registration statement or other special formalities, and in such event the provision aforesaid shall be read and construed subject to such resolution and the only entitlement of shareholders in any such territory or territories shall be to receive in cash the relevant dividend resolved to be paid or declared. “Depositary” means a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the Board whereby such custodian or other person or nominee holds or is interested in shares of the Company or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the Board for the purpose of these Articles and shall include, where approved by the Board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company or any other scheme or arrangements principally for the benefit of employees of the Company and/or its subsidiaries which have been approved by the Board.

(f)

The Board may at any time resolve to cancel all (but not some only) of the elections made and the notices given by the shareholders pursuant to sub-paragraphs (i)(D) and (ii)(D) of paragraph (a) of this Article by giving seven days notice in writing to the relevant shareholders.

(g)

The Board may on any occasion determine that rights of election under paragraph (a) of this Article shall not be made available to shareholders who are registered in the register of shareholders, or in respect of shares the transfer of which is registered, after a date fixed by the Board and in such event the provisions aforesaid shall be read and construed subject to such determination.

~~130.~~139.	No dividend shall be payable except out of the profits of the Company, and no dividend shall bear interest as against the Company.
~~131.~~140.

The Directors may, if they think fit, from time to time, resolve to pay to the members such interim dividends as appear to the Directors to be justified. If at any time the share capital of the Company is divided into different classes the Directors may resolve to pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential or special rights in regard to dividend, and provided that the Directors act bona fide they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights. The Directors may also resolve to pay at half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of the opinion that the payment is justified.

~~132.~~141.

All dividends unclaimed for one year after having become payable may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed, and all dividends unclaimed for six years after having become payable may be forfeited by the Directors and shall revert to the Company. The payment into a separate account of any monies payable in respect of a dividend shall not constitute the Company a trustee in respect thereof for any person.

~~133.~~142.

Unless otherwise directed any dividend or other monies payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled, or, in the case of joint holders, to the registered address of that one whose name stands first on the Register in respect of the joint holding, or addressed to such person at such address as the holder or joint holders shall direct. The Company shall not be liable or responsible for any cheque or warrant lost in transmission nor for any dividend or other monies lost to the member or person entitled thereto by the forged endorsement of any cheque or warrant. Payment of the cheque or warrant by the banker on whom it is drawn shall be a good discharge to the Company.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

~~134.~~143.

The Directors may distribute in specie or in kind among the members in satisfaction in whole or in part of any dividend any of the assets of the Company, and in particular any shares or securities of other companies to which the Company is entitled and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue fractional certificates, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend and such appointment shall be effective. Where required, a contract shall be filed in accordance with the provisions of the Ordinance and the Board may appoint any person to sign such contract on behalf of the persons entitled to the dividend and such appointment shall be effective.

~~135.~~144.

Before recommending a dividend the Directors may set aside any part of the net profits of the Company, and may apply the same either by employing it in the business of the Company or by investing it in such manner as they shall think fit and the income arising from such net profits shall be treated as part of the profits of the Company. Such net profits may be applied for the purpose of maintaining the property of the Company, replacing wasting assets, meeting contingencies, forming an insurance fund, equalising dividends, paying special dividends, or for any other purpose for which the undivided profits of the Company may lawfully be used, and until the same shall be so applied it shall be deemed to remain undivided profit. The Directors may also carry forward as undivided profit any profit or balance of profit which they shall not think fit to recommend as dividend or to set aside.

AUTHENTICATION OF DOCUMENTS

~~136.~~145.

Any Director or the Secretary or other authorised officer of the Company shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies of extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or such other officer of the Company having the custody thereof shall be deemed to be the authorised officer of the Company as aforesaid. A document purporting to be a copy of a resolution or an extract from the minutes of a meeting of the Company or of the Directors or any local board or committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

CAPITALISATION OF PROFITS

~~137.~~146.

The Company in general meeting may upon the recommendation of the Directors resolve to capitalise any part of the Company’s undivided profits not required for the payment or provision of the dividend on any shares with a preferential right to a dividend, and accordingly that such part be divided amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions, on condition that the same be not paid in cash but be applied as a capitalisation issue either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures or other securities of the Company to be allotted and distributed credited as fully paid to and amongst such members in the proportion aforesaid, or partly in one way and partly in the other:-

Provided that any amount standing to the credit of the share capital account may, for the purposes of this Article, be applied in the paying up of unissued shares to be issued to members of the Company as fully paid-up shares.

~~138.~~147.

Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

fully paid-up shares, debentures or other securities and generally shall do all acts and things required to give effect thereto.
~~139.~~148.

For the purpose of giving effect to any resolution under Articles ~~134~~143 and ~~137~~146 hereof the Directors may settle any difficulty which may arise in regard to the distribution or capitalisation issue as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members based upon the value so fixed or that fractions of such value as the Directors may determine may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the distribution or capitalisation issue as may seem expedient to the Directors. The provisions of the Ordinance in relation to the filing of contracts for allotment shall be observed, and the Directors may appoint any person to sign such contract on behalf of the persons entitled to share in the distribution or capitalisation issue, and such appointment shall be effective and binding upon all concerned, and the contract may provide for the acceptance by such persons of the shares, debentures or other securities to be allotted and distributed to them respectively in satisfaction of their claims in respect of the sum so capitalised.

ACCOUNTS AND AUDITORS

~~140.~~149.	The Directors shall cause proper books of account to be kept with respect to:-
(a)	all sums of money received and expended by the Company and the matters in respect of which such receipt and expenditure take place; and
(b)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of accounts as are necessary to give a true and fair view of the transactions.

~~141.~~150.

The Directors shall from time to time, in accordance with the provisions of the Ordinance, cause to be prepared and to be laid before the Company in general meeting such statements of comprehensive income, statements of financial position, group accounts (if any) and reports as are required by the Ordinance.

~~142.~~151.

A copy of every statement of financial position (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the Directors’ report and a copy of the Auditors’ report, shall not less than twenty-one days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to all persons other than members or holders of debentures of the Company, being persons entitled to receive notices of general meetings of the Company:-

Provided that this Article shall be subject to Article ~~144~~153 and shall not require a copy of those documents to be sent to any person of whose address the Company is not aware, to more than one of the joint holders of any shares or debentures, nor to any person to whom the Company has duly sent a copy of a summary financial report (as defined in the Ordinance) in accordance with the provisions of the Ordinance and Article ~~143~~152.

~~143.~~152.

Subject to Article ~~144~~153, a copy of a summary financial report in the form and containing the contents as required by the Ordinance shall be sent by the Company in accordance with the provisions of the Ordinance to a person who has been offered and agreed, in accordance with the provisions of the Ordinance, to be sent a copy of such summary financial report.

~~144.~~153.

Where a person has, in accordance with the provisions of the Ordinance where applicable, consented to treat the publication or the making available of the relevant financial documents and/or the summary financial report (each as defined in the Ordinance) on a computer network or by such other means as discharging the Company’s obligation under the Ordinance to send a copy of the relevant financial documents and/or the

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

summary financial report (each as defined in the Ordinance), then the publication or the making available by the Company, in accordance with the provisions of the Ordinance where applicable, on such computer network or by such other means of the relevant financial documents or the summary financial report (each as defined in the Ordinance) shall, in relation to each consenting person, be deemed to discharge the Company’s obligations under Article ~~142~~151 and/or Article ~~143~~152.

~~145.~~154.

Auditors shall be appointed and their duties regulated in the manner provided by the Ordinance. ~~146.~~155. Subject as otherwise provided by the Ordinance the remuneration of the Auditors shall be fixed by the Company in general meeting provided always that in respect of any particular year the Company in general meeting may delegate the fixing of such remuneration to the Board.

~~147.~~156.

Every statement of accounts audited by the Company’s Auditors and presented by the Board at a general meeting shall after approval at such meeting be conclusive except as regards any error discovered therein within three months of the approval thereof. Whenever any such error is discovered within that period, it shall forthwith be corrected, and the statement of account amended in respect of the error shall be conclusive.

NOTICES

~~148.~~157.

Any notice, document or communication to be given or issued by or on behalf of the Company under these Articles (including any “corporate communication” within the meaning ascribed thereto in the HKSE Listing Rules) shall be in writing in any one or more languages ~~to the members, may be served by the Company upon any member either personally or by sending it by mail, postage prepaid, addressed to such member at his registered address, and, in any case where the registered address of a member is outside Hong Kong, by prepaid airmail, or may be delivered, sent or otherwise made available using electronic or other means to such member~~. Any such notice, document or communication may or may not be in a transitory form and may be recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form (including a notice, document or communication in electronic form and/or one made available on a website) whether having physical substance or not. Any such notice, document or communication may be served, delivered, sent or supplied by the Company to another person by any of the following means to such extent permitted by the Ordinance, the HKSE Listing Rules and any applicable laws, rules and regulations:-

(a)	personally by hand, in hard copy form or in electronic form;
(b)

by sending or supplying it by mail, in hard copy form or in electronic form, in a properly prepaid envelope or wrapper addressed to a member at his registered address or to such address as that other person (whether or not he is a member) may provide for the purpose;

(c)	by sending or supplying it in electronic form by electronic means to that other person at such address as he may provide or be regarded as having provided for the purpose;
(d)

by making it available on the Company’s website and/or the website of the Stock Exchange, giving access to such website to that other person and if required by the Ordinance, the HKSE Listing Rules and any applicable laws, rules and regulations, giving to such person a notification of the availability of such notice, document or communication (such notice of availability may be given by any of the means set out in this Article 157 other than by posting it on a website); or

(e)	by such other means as may be permitted under the Ordinance, the HKSE Listing Rules and any applicable laws, rules and regulations.

~~149.~~158.

Any notice, document or communication given or issued by or on behalf of the Company to another person as provided in Article 157 shall, to such extent permitted by the Ordinance, the HKSE Listing Rules and any applicable laws, rules and regulations:-

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

(a)

if sent or supplied by mail ~~shall~~, be deemed to have been served in the case ~~where~~ the ~~member’s registered~~ address is in Hong Kong on the day following that on which the notice, document or communication is mailed in Hong Kong and in any other case on the fifth day after the day of mailing~~. In~~, and in proving such service it shall be sufficient to prove that the notice, document or communication was properly addressed and mailed, postage prepaid;

(b)

if sent or supplied by electronic means (other than by making it available on the Company’s website and/or the website of the Stock Exchange), be deemed to have been served at the time when the notice, document or communication is sent or supplied;

(c)	if made available on the Company’s website and/or the website of the Stock Exchange, be deemed to have been sent, supplied and served:-
(i)

in the case where a notification of the availability of such notice, document or communication is required by the Ordinance, the HKSE Listing Rules or any applicable laws, rules and regulations, at the time when such notification of availability is served; or

(ii)	in any other case, at the time when the notice, document or communication is first made available on that website; and
(d)	if sent or supplied by hand, be deemed to have been served at the time when the notice, document or communication is delivered.
~~150.~~159.

Any person who, by operation of law, transfer or other means whatsoever, shall become entitled to any share shall be bound by every notice in respect of such share which, previously to his name and address being entered in the Register, shall be duly given to the person from whom he derives his title to such share.

~~151.~~160.

Any notice, document or communication delivered or sent by mail to, or left at the registered address of or made available using electronic or other means to any member, in pursuance of these Articles, shall, notwithstanding such member be then deceased or bankrupt, and whether or not the Company have notice of his decease or bankruptcy, be deemed of have been duly served in respect of any shares held by such member, whether held solely or jointly with other persons by such member, until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice, document or communication on his executors, administrators or assigns and all persons (if any) jointly interested with him in any such share.

~~152.~~161.

Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any officer of the Company, may be sent or served by leaving the same or sending it through the post in a prepaid letter, envelope or wrapper, addressed to the Company or to such officer at the Office.

~~153.~~162.	The signature to any notice or other document to be given by the Company may be written ~~or~~, printed or in the form of an electronic signature.
~~154.~~163.

Subject to any special provisions contained in these Articles or in the Ordinance, all notices required to be given by advertisement shall be advertised in at least one daily Chinese and one daily English newspaper circulating in Hong Kong.

~~155.~~164.	In reckoning the period for any notice given under these Articles, the day on which notice is served, or deemed to be served, and the day for which such notice is given shall be excluded.

WINDING UP

~~156.~~165.

If the Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid-up capital, they shall be distributed so that,

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them respectively. This Article is, however, subject to the rights of the holders of any shares which may be issued on special terms or conditions.

~~157.~~166.

If the Company shall be wound up, the liquidator (whether voluntary or official) may, with the sanction of a special resolution, divide among the members in specie or kind the whole or any part of the assets of the Company or vest any part of the assets of the Company in trustees upon such trusts for the benefit of the members or any of them as the resolution shall provide. Any such resolution may provide for and sanction a distribution of any specific assets amongst different classes of members otherwise than in accordance with their existing rights, but each member shall in that event have a right of dissent and other ancillary rights in the same manner as if such resolution were a special resolution passed pursuant to section 237 of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong).

~~158.~~167.

In the event of a winding-up of the Company in Hong Kong, every member of the Company who is not for the time being in Hong Kong shall be bound, within fourteen days after the passing of an effective resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice in writing on the Company appointing some person resident in Hong Kong upon whom all summonses, notices, processes, orders and judgements in relation to or under the winding-up of the Company may be served and, in default of such nomination, the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee shall be deemed to be a good personal service on such member for all purposes, and where the liquidator makes any such appointment he shall, with all convenient speed, give notice thereof to such member by advertising in such English language daily newspaper circulating in Hong Kong as he shall deem appropriate or by a registered letter sent through the post and addressed to such member at his address as appearing in the Register, and such notice shall be deemed to be served on the day on which the advertisement appears or the letter is posted.

INDEMNITY

~~159.~~168.

Subject to the provisions of the Ordinance, every Director or other officer of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities which he may sustain or incur in or about the execution of his office or otherwise in relation thereto and in particular and without prejudice to the generality of the foregoing every Director and other officer of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay all costs, losses and expenses which any such Director and other officer may incur or become liable for by reason of any contract entered into, or act or thing done by him or them as such Director and other officer, or in any way in the discharge of their or his duties, including travelling expenses; and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company, and have priority as between the members over all other claims. Any person who is a Director or other officer of the Company shall not be liable (except in consequence of his own dishonesty) for the acts, receipts, neglects or defaults of any other Director or other officer of the Company or for any losses or expenses incurred by the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects of the Company shall be deposited or for any loss occasioned by any error of judgement, omission, default or oversight on their or his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto.

UNTRACEABLE SHAREHOLDERS

~~160.~~169.

Without prejudice to the rights of the Company, the Company may cease sending such cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.
~~161.~~170.	The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a shareholder who is untraceable, but no such sale shall be made unless:-
(i)

all cheques or warrants, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles of Association of the Company have remained uncashed;

(ii)

so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the shareholder who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law;

(iii)	the Company has caused a notice to be published in accordance with section 164 of the Ordinance; and
(iv)	the Company has notified the stock exchange in the relevant territory of its intention to effect such sale.

For the purpose of the foregoing, ‘relevant period’ means the period commencing twelve years before the date of publication of the notice referred to in paragraph (iii) of this Article and ending at the expiry of the period referred to in that paragraph.

The manner, timing and terms of any sale of shares pursuant to this Article (including but not limited to the price or prices at which the same is made) shall be such as the Board determines, based upon advice from such bankers, brokers or other persons as the Board considers appropriate consulted by it for the purposes, to be reasonably practicable having regard to all the circumstances including the number of shares to be disposed of and the requirement that the disposal be made without delay and the Board shall not be liable to any person for any of the consequences of reliance on such advice.

~~162.~~171.

To give effect to any such sale pursuant to Article ~~161~~170 the Board may authorise any person to transfer the said shares and the instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and, upon receipt by the Company of such proceeds, it shall become indebted to the former shareholder by carrying all moneys in respect thereof to a separate account for an amount equal to such net proceeds. No trusts shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall include any additional shares which during the relevant period or during any period ending on the date when all the requirements of sub-paragraphs (i) to (iii) of Article ~~161~~170 have been satisfied have been issued in respect of those held at the beginning of such relevant period and shall be valid and effective notwithstanding that the shareholder holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

APPENDIX II	PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION

Names, Address and Descriptions of Subscribers

China Telecom (Hong Kong) Group Limited

(中 國 電 信 (香 港) 集 團 有 限 公 司)

Hong Kong company no. 569288 of

16/F., Dah Sing Financial Centre,

108 Gloucester Road,

Wanchai,

Hong Kong

CORPORATION

China Telecom Hong Kong (BVI) Limited

BVI I.B.C. company no. 244168, of

P.O. Box 957,

Offshore Incorporations Centre,

Road Town, Tortola,

British Virgin Islands

CORPORATION

For and on behalf of CHINA TELECOM (HONG KONG) GROUP LIMITED (中 國 電 信 (香 港) 集 團 有 限 公 司) (Sd.) Chen Zhaobin Director For and on behalf of CHINA TELECOM HONG KONG (BVI) LIMITED (Sd.) Chen Zhaobin

Dated the 29 day of August, 1997

WITNESS to the above signatures

Celia C.L. Lam (Sd. Celia Lam)

Solicitor

Hong Kong

Address:

14th Floor, Alexandra House

Chater Road

Central

Hong Kong

NOTICE OF THE ANNUAL GENERAL MEETING

CHINA MOBILE LIMITED 中 國 移 動 有 限 公 司 (Incorporated in Hong Kong with limited liability under the Companies Ordinance) (Stock Code: 941)

NOTICE OF THE ANNUAL GENERAL MEETING

IMPORTANT NOTICE

In light of COVID-19 and to safeguard shareholders’ health and safety, the Company encourages shareholders to consider appointing the chairman of the annual general meeting as his/her proxy to vote on the resolutions, instead of attending the annual general meeting in person. The directors of the Company may attend the annual general meeting remotely through video or telephone conference facilities.

LIMITING ATTENDANCE AND PRIOR ONLINE REGISTRATION

Limiting attendance of the annual general meeting in person: To comply with the Prevention and Control of Disease (Prohibition on Group Gathering) Regulation (Chapter 599G of the Laws of Hong Kong) made by the Chief Executive in Council of Hong Kong on 29 March 2020 and amended from time to time, the Company will limit attendance of the annual general meeting in person to 100 shareholders, with not more than 20 persons (or such other maximum number of persons as legally permissible on the date of the annual general meeting) to be accommodated in each meeting room or partitioned area.

Prior online registration: Both registered shareholders (i.e. persons or companies holding shares of the Company in their own names which are entered in the Company’s register of members) (the “Registered Shareholders”) and non-registered shareholders (i.e. whose shares are held through banks, brokers, custodians, nominees or HKSCC Nominees Limited (together, the “Intermediaries”)) (the “Non-registered Shareholders”) who wish to attend the annual general meeting in person are requested to register their interest to attend and provide the following details by email at agm2021@chinamobilehk.com during the period from Tuesday, 20 April 2021, 9:00 a.m. to Thursday, 22 April 2021, 6:00 p.m.:

(1)	full name in English;
(2)

registered address in English, or his/her 10-digit shareholder reference number starting with the letter “C” printed under the barcode on the top right corner of the notification letter to shareholders sent on Friday, 26 March 2021; and

(3)	telephone number (optional) for ease of contact.

In addition, the Non-registered Shareholders should contact and instruct their Intermediaries in advance to appoint the Non-registered Shareholders as the Intermediaries’ proxy or corporate representative to attend and vote at the annual general meeting in person in case the Non-registered Shareholders are allocated the right of admission to the venue.

Basis of allocation: If registrations are received by the Company from more than 100 Registered Shareholders and Non-registered Shareholders, balloting will be conducted.

– AGM-1 –

NOTICE OF THE ANNUAL GENERAL MEETING

Notification: The Registered Shareholders and Non-registered Shareholders who have been allocated the right of admission to the annual general meeting venue in person will be notified individually by email during the period from Monday, 26 April 2021 to Wednesday, 28 April 2021, and such shareholders must bring the confirmation email when attending the annual general meeting. No notification will be sent to those persons who are not successful in the balloting.

OTHER PRECAUTIONS TO BE TAKEN AT THE ANNUAL GENERAL MEETING

In accordance with the Joint Statement in relation to General Meetings in light of the Prevention and Control of Disease (Prohibition on Group Gathering) Regulation issued by the Securities and Futures Commission of Hong Kong and the Stock Exchange on 1 April 2020, the Company will take all practicable precautions to ensure the health and safety of shareholders attending the annual general meeting, including but not limited to mandatory screening of body temperatures, submission of health declaration forms, requiring attendees to bring and wear their own surgical masks, physical distancing, no food or beverage service and no handing out of gifts. The Company will refuse entry to persons whose body temperature is 37.5ºC or higher, with flu-like symptoms or under quarantine.

The Company will continue to monitor COVID-19 and may alter the annual general meeting arrangements at short notice. Shareholders are advised to check any future announcement(s) which the Company may publish on the websites of the Stock Exchange and the Company.

Notice is hereby given that the Annual General Meeting of China Mobile Limited (the “Company”) will be held in the Grand Ballroom, Grand Hyatt Hong Kong, 1 Harbour Road, Wanchai, Hong Kong on Thursday, 29 April 2021 at 9:30 a.m. for the following purposes:

1.	To receive and consider the audited financial statements and the Reports of the Directors and Auditors of the Company and its subsidiaries for the year ended 31 December 2020.
2.	To declare a final dividend for the year ended 31 December 2020.
3.	To re-elect executive directors.
4.	To re-elect an independent non-executive director.
5.

To appoint KPMG and KPMG Huazhen LLP as the auditors of the Group for Hong Kong financial reporting and U.S. financial reporting purposes, respectively, and to authorize the board of directors of the Company (the “Board”) to fix their remuneration.

And to consider and, if thought fit, to pass the following as ordinary resolutions:

ORDINARY RESOLUTIONS

6.	“THAT:
(a)

subject to paragraph (b) below, the exercise by the Board during the Relevant Period (as defined below) of all the powers of the Company to buy back shares in the capital of the Company including any form of depositary receipt representing the right to receive such shares (“Shares”) be and is hereby generally and unconditionally approved;

(b)

the aggregate number of Shares which may be bought back on The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) or any other stock exchange on which securities of the Company may be listed and which is recognized for this purpose by the Securities and Futures Commission of Hong Kong and the Stock Exchange pursuant to the approval in paragraph (a) above shall not exceed or represent more than 10 per cent. of the

– AGM-2 –

NOTICE OF THE ANNUAL GENERAL MEETING

number of issued shares of the Company at the date of passing this resolution, and the said approval shall be limited accordingly;
(c)	for the purpose of this resolution “Relevant Period” means the period from the passing of this resolution until whichever is the earlier of:
(1)	the conclusion of the next annual general meeting of the Company; or
(2)	the expiration of the period within which the next annual general meeting of the Company is required by law to be held; or
(3)	the revocation or variation of the authority given under this resolution by ordinary resolution of the shareholders of the Company in general meeting.”
7.

“THAT a general mandate be and is hereby unconditionally given to the Board to exercise full powers of the Company to allot, issue and deal with additional shares in the Company (including the making and granting of offers, agreements and options which might require shares to be allotted, whether during the continuance of such mandate or thereafter) provided that, otherwise than pursuant to (i) a rights issue where shares are offered to shareholders on a fixed record date in proportion to their then holdings of shares; (ii) the exercise of options granted under any share option scheme adopted by the Company; or (iii) any scrip dividend or similar arrangement providing for the allotment of shares in lieu of the whole or part of a dividend in accordance with the articles of association of the Company, the aggregate number of the shares allotted shall not exceed the aggregate of:

(a)	20 per cent. of the number of issued shares of the Company at the date of passing this resolution, plus
(b)

(if the Board is so authorized by a separate ordinary resolution of the shareholders of the Company) the number of Shares bought back by the Company subsequent to the passing of this resolution (up to a maximum equivalent to 10 per cent. of the number of issued shares of the Company at the date of passing this resolution).

Such mandate shall expire at the earlier of:

(1)	the conclusion of the next annual general meeting of the Company; or
(2)	the expiration of the period within which the next annual general meeting of the Company is required by law to be held; or
(3)	the date of any revocation or variation of the mandate given under this resolution by ordinary resolution of the shareholders of the Company at a general meeting.”
8.

“THAT the Board be and is hereby authorized to exercise the powers of the Company referred to in the resolution set out in item 7 in the notice of the annual general meeting in respect of the shares of the Company referred to in paragraph (b) of such resolution.”

– AGM-3 –

NOTICE OF THE ANNUAL GENERAL MEETING

And as special business, to consider and, if thought fit, to pass the following as a special resolution:

SPECIAL RESOLUTION

9.

“THAT the adoption of the new articles of association of the Company in substitution for and to the exclusion to the existing articles of association of the Company in the manner set out in the section headed “4. Proposed Amendment to Articles of Association” in the circular of the Company dated 26 March 2021 (the “Circular”) be and is hereby approved.”

By Order of the Board

China Mobile Limited

Wong Wai Lan, Grace

Company Secretary

26 March 2021

– AGM-4 –

NOTICE OF THE ANNUAL GENERAL MEETING

Notes:

1.

Any member entitled to attend and vote at the annual general meeting is entitled to appoint one or, if he is the holder of two or more shares, more proxies to attend and, on a poll, vote in his stead. A proxy need not be a member of the Company.

2.

In order to be valid, a form of proxy together with the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy thereof, must be deposited at the Company’s registered office at 60/F, The Center, 99 Queen’s Road Central, Hong Kong not less than 24 hours before the time for holding the annual general meeting. Completion and return of a form of proxy will not preclude a member from attending and voting in person if he is subsequently able to be present.

3.

The Board has recommended a final dividend of HK$1.76 per share for the year ended 31 December 2020 and, if such dividend is declared by the members passing resolution number 2, it is expected to be paid on or about Thursday, 20 May 2021 to those shareholders whose names appear on the Company’s register of members on Friday, 7 May 2021. Shareholders should read the announcement issued by the Company on 25 March 2021 regarding the closure of register of members and the withholding and payment of enterprise income tax for non-resident enterprises in respect of the proposed 2020 final dividend.

4.

To ascertain shareholders’ eligibility to attend and vote at the annual general meeting, the register of members of the Company will be closed from Monday, 26 April 2021 to Thursday, 29 April 2021 (both days inclusive), during which period no transfer of shares in the Company will be effected. In order to be entitled to attend and vote at the annual general meeting, all transfers, accompanied by the relevant share certificates, must be lodged with the Company’s share registrar, Hong Kong Registrars Limited, at Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong, not later than 4:30 p.m. on Friday, 23 April 2021.

To ascertain shareholders’ entitlement to the proposed final dividend upon passing resolution number 2, the register of members of the Company will be closed from Wednesday, 5 May 2021 to Friday, 7 May 2021 (both days inclusive), during which period no transfer of shares in the Company will be effected. In order to qualify for the proposed final dividend, all transfers, accompanied by the relevant share certificates, must be lodged with the Company’s share registrar, Hong Kong Registrars Limited, at Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong, not later than 4:30 p.m. on Tuesday, 4 May 2021.

5.

Concerning resolution number 6 above, the Board wishes to state that the Board will exercise the powers conferred thereby to buy back shares of the Company in circumstances which they deem appropriate for the benefit of the shareholders. The explanatory statement containing the information necessary to enable the shareholders to make an informed decision on whether to vote for or against the resolution to approve the buy-back by the Company of its own shares, as required by the Listing Rules, is set out in the Circular.

6.

Concerning resolution number 9 above, the full text of the proposed new articles of association of the Company shown as a comparison against the existing articles of association of the Company is set out in the Circular.

– AGM-5 –

NOTICE OF THE ANNUAL GENERAL MEETING

CONTACTING THE COMPANY AND ITS SHARE REGISTRAR

If Shareholders have any questions relating to the annual general meeting, please contact the Company’s share registrar as follows:

Hong Kong Registrars Limited

17M Floor, Hopewell Centre

183 Queen’s Road East

Wanchai, Hong Kong

Telephone: +852 2862 8555

Website: www.computershare.com/hk/contact

Alternatively, shareholders may contact Ms. Chow of the Company at +852 3121 8888.

Personal data collection statement: “Personal Data” in this statement has the same meaning as “personal data” in the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”). Your supply of Personal Data to the Company pursuant to this announcement is on a voluntary basis. Where there is any failure to provide sufficient information, the Company may not be able to process your instructions and/or requests. Your Personal Data may be disclosed or transferred by the Company to its subsidiaries, its share registrar, and/or other companies or bodies for any of the stated purposes, and retained for such period as may be necessary for verification and record purposes. You have the right to request access to and/or correction of your Personal Data in accordance with the provisions of the PDPO. Any such request for access to and/or correction of your Personal Data should be made in writing to the Personal Data Privacy Officer of the Company’s share registrar.

– AGM-6 –